Exhibit 99.1

News Release

CONTACTS:	Jim Eglseder (Investors) (513) 534-8424 Laura Wehby (Investors) (513) 534-7407 Larry Magnesen (Media) (513) 534-8055	FOR IMMEDIATE RELEASE October 16, 2014

FIFTH THIRD ANNOUNCES THIRD QUARTER 2014 NET INCOME TO COMMON SHAREHOLDERS OF $328 MILLION, OR $0.39 PER DILUTED SHARE

•	3Q14 net income available to common shareholders of $328 million, or $0.39 per diluted common share

•	Includes a $53 million pre-tax (~$35 million after-tax, or $0.04 per share) negative valuation adjustment on the warrant Fifth Third holds in Vantiv

•	3Q14 return on average assets (ROA) of 1.02%; return on average common equity of 9.2%; return on average tangible common equity** of 11.1%

•	Pre-provision net revenue (PPNR)** of $535 million in 3Q14

•	Net interest income (FTE) of $908 million, flat sequentially and up 1% from 3Q13; net interest margin of 3.10%, down 5 basis points sequentially

•	Average portfolio loans of $90.8 billion, up $250 million sequentially and $3.5 billion from 3Q13

•	Noninterest income of $520 million compared with $736 million in the prior quarter; impacted by a $53 million negative valuation on the Vantiv warrant during the quarter; 2Q14 included a $125 million gain on the sale of Vantiv shares and a $63 million positive valuation on the Vantiv warrant

•	Noninterest expense of $888 million compared with $954 million in the prior quarter driven by lower compensation and benefits expense and lower litigation reserve charges

•	Credit trends

•	3Q14 net charge-offs of $115 million (0.50% of loans and leases) vs. 2Q14 NCOs of $101 million (0.45% of loans and leases) and 3Q13 NCOs of $109 million (0.49% of loans and leases)

•	3Q14 provision expense of $71 million vs. $76 million in 2Q14 and $51 million in 3Q13

•	Allowance for loan and lease losses decreased $44 million sequentially; allowance to loan ratio of 1.56%

•	Total nonperforming assets (NPAs) of $803 million, including loans held-for-sale (HFS), declined $34 million sequentially; portfolio NPA ratio of 0.88% down 4 bps from 2Q14, NPL ratio of 0.68% down 2 bps from 2Q14

•	Strong capital ratios*

•	Tier 1 common ratio** 9.64%, vs. 9.61% in 2Q14 (Basel III pro forma estimate of ~9.4%)

•	Tier 1 risk-based capital ratio 10.83%, Total risk-based capital ratio 14.34%, Leverage ratio 9.82%

•	Tangible common equity ratio** of 8.84%; 8.64% excluding securities portfolio unrealized gains/losses

•	Book value per share of $16.87; tangible book value per share** of $13.95; up 1% from 2Q14 and up 7% from 3Q13

•	Repurchased 10 million common shares in 3Q14; incremental impact from 2Q14 and 3Q14 transactions reduced average diluted share count by 10 million in 3Q14

*	Capital ratios estimated; presented under current U.S. capital regulations. The pro forma Basel III Tier I common equity ratio is management’s estimate based upon its current interpretation of the Basel III Final Rule approved in July 2013. See “Capital Position” section for more information.
**	Non-GAAP measure; see Reg. G reconciliation on page 33.

Fifth Third Bancorp (Nasdaq: FITB) today reported third quarter 2014 net income of $340 million versus net income of $439 million in the second quarter of 2014 and $421 million in the third quarter of 2013. After preferred dividends, net income available to common shareholders was $328 million, or $0.39 per diluted share, in the third quarter of 2014, compared with $416 million, or $0.49 per diluted share, in the second quarter of 2014, and $421 million, or $0.47 per diluted share, in the third quarter of 2013.

Third quarter 2014 included:

Income

•	($53 million) negative valuation adjustment on the Vantiv warrant

•	($3 million) charge related to the valuation of the total return swap entered into as part of the 2009 sale of Visa, Inc. Class B shares

Expenses

•	($4 million) in litigation reserve charges

Second quarter 2014 included:

Income

•	$125 million gain on the sale of Vantiv shares

•	$63 million positive valuation adjustment on the Vantiv warrant

•	($17 million) negative valuation adjustments for land upon which the Bancorp no longer expects to build branches

•	($16 million) charge related to the valuation of the total return swap entered into as part of the 2009 sale of Visa, Inc. Class B shares

•	($12 million) negative impact to equity method income from the Bancorp’s interest in Vantiv related to certain charges recognized by Vantiv as a result of their acquisition of Mercury Payment Systems

Expenses

•	($61 million) in litigation reserve charges

Third quarter 2013 included:

Income

•	$85 million gain on the sale of Vantiv shares

•	$6 million positive valuation adjustment on the Vantiv warrant

•	($2 million) charge related to the valuation of the total return swap entered into as part of the 2009 sale of Visa, Inc. Class B shares

Expenses

•	($30 million) in litigation reserve charges

Earnings Highlights

	For the Three Months Ended					% Change
	September 2014	June 2014	March 2014	December 2013	September 2013	Seq	Yr/Yr
Earnings ($ in millions)
Net income attributable to Bancorp	$340	$439	$318	$402	$421	(22%)	(19%)
Net income available to common shareholders	$328	$416	$309	$383	$421	(21%)	(22%)
Common Share Data
Earnings per share, basic	0.39	0.49	0.36	0.44	0.47	(20%)	(17%)
Earnings per share, diluted	0.39	0.49	0.36	0.43	0.47	(20%)	(17%)
Cash dividends per common share	0.13	0.13	0.12	0.12	0.12	—	8%
Financial Ratios
Return on average assets	1.02%	1.34%	1.00%	1.24%	1.35%	(24%)	(25%)
Return on average common equity	9.2	11.9	9.0	10.8	12.1	(23%)	(24%)
Return on average tangible common equity(b)	11.1	14.4	11.0	13.1	14.7	(23%)	(24%)
Tier I risk-based capital	10.83	10.80	10.45	10.43	11.21	—	(3%)
Tier I common equity(b)	9.64	9.61	9.51	9.45	9.95	—	(3%)
Net interest margin(a)	3.10	3.15	3.22	3.21	3.31	(2%)	(6%)
Efficiency(a)	62.1	58.2	64.9	61.5	59.2	7%	5%
Common shares outstanding (in thousands)	834,262	844,489	847,569	855,306	887,030	(1%)	(6%)
Average common shares outstanding (in thousands):
Basic	829,392	838,492	845,860	868,077	880,183	(1%)	(6%)
Diluted	838,324	848,245	857,924	877,511	888,111	(1%)	(6%)

(a)	Presented on a fully taxable equivalent basis.
(b)	The tangible common equity and tier 1 common equity ratios, while not required by accounting principles generally accepted in the United States of America (U.S. GAAP), are considered to be critical metrics with which to analyze banks. The ratios have been included herein to facilitate a greater understanding of the Bancorp’s capital structure and financial condition. See the Regulation G Non-GAAP Reconciliation table for a reconciliation of these ratios to U.S. GAAP.

The percentages in all of the tables in this earning release are calculated on actual dollar amounts and not the rounded dollar amounts.

NM: Not meaningful.

“We were pleased with our operating results in the third quarter that were characterized by strong expense discipline as we endured the effects of the continued low interest rate environment,” said Kevin Kabat, CEO of Fifth Third Bancorp.

“Success in these volatile markets continues to come from managing expenses and growing current earnings while avoiding exposures that do not generate appropriate returns for the risks taken. On all of those fronts, we are doing an exceptional job and creating long term shareholder value. Despite significant elevated competition from banks and non-banks alike, our loan production during the quarter was healthy and within our profitability targets. Deposit growth continues to be very strong as we view the strength of our deposit franchise as the driving force for profitable balance sheet growth in the coming years.

“Fee income results for the quarter were highlighted by categories that exhibit less volatility, like card and processing revenue up 9 percent, investment advisory fees up 6 percent, and service charges on deposits up 4 percent year-over-year. We continue to see the benefits of our focus on building complete customer relationships largely driven from the changes to our deposit account structure undertaken in the past couple of years.

“During the quarter, we entered into an agreement to repurchase $225 million of common shares, which includes a portion of the gains realized from our sale of Vantiv shares last quarter. For the quarter, we maintained strong capital ratios as our Tier I common equity ratio* was 9.6 percent, and 9.4 percent as estimated pro forma under the Basel III rules. We continue to balance the environment for growth with prudent returns of capital to our shareholders in line with our capital management objectives.”

Income Statement Highlights

	For the Three Months Ended					% Change
	September 2014	June 2014	March 2014	December 2013	September 2013	Seq	Yr/Yr
Condensed Statements of Income ($ in millions)
Net interest income (taxable equivalent)	$908	$905	$898	$905	$898	—	1%
Provision for loan and lease losses	71	76	69	53	51	(7%)	40%
Total noninterest income	520	736	564	703	721	(29%)	(28%)
Total noninterest expense	888	954	950	989	959	(7%)	(7%)

Income before income taxes (taxable equivalent)	469	611	443	566	609	(23%)	(23%)

Taxable equivalent adjustment	5	5	5	5	5	13%	7%
Applicable income taxes	124	167	119	159	183	(26%)	(32%)

Net income	340	439	319	402	421	(22%)	(19%)
Less: Net income attributable to noncontrolling interests	—	—	1	—	—	(4%)	—

Net income attributable to Bancorp	340	439	318	402	421	(22%)	(19%)
Dividends on preferred stock	12	23	9	19	—	(47%)	—

Net income available to common shareholders	328	416	309	383	421	(21%)	(22%)

Earnings per share, diluted	$0.39	$0.49	$0.36	$0.43	$0.47	(20%)	(17%)

*	Non-GAAP measure; see Reg. G reconciliation on page 33.

Net Interest Income

	For the Three Months Ended					% Change
	September 2014	June 2014	March 2014	December 2013	September 2013	Seq	Yr/Yr
Interest Income ($ in millions)
Total interest income (taxable equivalent)	$1,023	$1,013	$998	$1,007	$997	1%	3%
Total interest expense	115	108	100	102	99	6%	16%

Net interest income (taxable equivalent)	$908	$905	$898	$905	$898	—	1%

Average Yield
Yield on interest-earning assets (taxable equivalent)	3.49%	3.53%	3.58%	3.57%	3.68%	(1%)	(5%)
Rate paid on interest-bearing liabilities	0.56%	0.54%	0.51%	0.52%	0.54%	5%	5%

Net interest rate spread (taxable equivalent)	2.93%	2.99%	3.07%	3.05%	3.14%	(2%)	(7%)

Net interest margin (taxable equivalent)	3.10%	3.15%	3.22%	3.21%	3.31%	(2%)	(6%)
Average Balances ($ in millions)
Loans and leases, including held for sale	$91,428	$91,241	$90,238	$88,865	$89,154	—	3%
Total securities and other short-term investments	24,927	23,940	22,940	23,043	18,528	4%	35%
Total interest-earning assets	116,355	115,181	113,178	111,908	107,682	1%	8%
Total interest-bearing liabilities	81,157	80,770	79,130	77,573	73,190	—	11%
Bancorp shareholders’ equity	15,486	15,157	14,862	14,757	14,440	2%	7%

Net interest income of $908 million on a fully taxable equivalent basis increased $3 million from the second quarter driven by higher average investment securities balances, an additional day in the third quarter, and loan growth. These benefits were partially offset by the effects of loan repricing and higher interest expense associated with debt issuances in the second and third quarters of 2014.

The net interest margin was 3.10 percent, a decrease of 5 bps from the previous quarter primarily due to the effects of loan repricing and debt issuances. Additionally, day count negatively impacted the net interest margin by 1 bp.

Compared with the third quarter of 2013, net interest income increased $10 million and the net interest margin decreased 21 bps. The increase in net interest income was driven by higher balances and yields on investment securities as well as higher loan balances partially offset by the effect of loan repricing and higher interest expense resulting from increased long-term debt balances. The decline in the net interest margin was primarily driven by the impact of loan repricing.

Securities

Average securities and other short-term investments were $24.9 billion in the third quarter of 2014 compared with $23.9 billion in the previous quarter and $18.5 billion in the third quarter of 2013. Average securities of $22.6 billion increased $886 million from the prior quarter reflecting purchases of securities, primarily in the second quarter. Other short-term investments average balances of $2.3 billion increased $101 million sequentially while end of period balances increased $1.3 billion reflecting higher cash balances held at the Federal Reserve.

Loans

	For the Three Months Ended					% Change
	September 2014	June 2014	March 2014	December 2013	September 2013	Seq	Yr/Yr
Average Portfolio Loans and Leases ($ in millions)
Commercial:
Commercial and industrial loans	$41,477	$41,374	$40,377	$38,835	$38,133	—	9%
Commercial mortgage loans	7,633	7,885	7,981	8,047	8,273	(3%)	(8%)
Commercial construction loans	1,563	1,362	1,116	952	793	15%	97%
Commercial leases	3,571	3,555	3,607	3,578	3,572	—	—

Subtotal—commercial loans and leases	54,244	54,176	53,081	51,412	50,771	—	7%

Consumer:
Residential mortgage loans	12,785	12,611	12,659	12,609	12,486	1%	2%
Home equity	9,009	9,101	9,194	9,296	9,432	(1%)	(4%)
Automobile loans	12,105	12,070	12,023	12,019	12,083	—	—
Credit card	2,295	2,232	2,230	2,202	2,140	3%	7%
Other consumer loans and leases	361	359	343	357	360	1%	—

Subtotal—consumer loans and leases	36,555	36,373	36,449	36,483	36,501	1%	—

Total average loans and leases (excluding held for sale)	$90,799	$90,549	$89,530	$87,895	$87,272	—	4%
Average loans held for sale	629	692	708	970	1,882	(9%)	(67%)

Average loan and lease balances (excluding loans held-for-sale) increased $250 million sequentially and increased $3.5 billion, or 4 percent, from the third quarter of 2013. The sequential increase in average loans and leases was primarily driven by growth in commercial construction, residential mortgage, and commercial and industrial (C&I) loans. Sequential growth was partially offset by declines in commercial mortgage and home equity loans. Period end loans and leases (excluding loans held-for-sale) of $90.6 billion increased $140 million sequentially and $3.4 billion, or 4 percent, from a year ago.

Average commercial portfolio loan and lease balances were flat sequentially and increased $3.5 billion, or 7 percent, from the third quarter of 2013. Average C&I loans increased $103 million from the prior quarter and $3.3 billion from the third quarter of 2013. Within commercial real estate, average commercial mortgage balances continued to decline and average commercial construction balances increased for the seventh consecutive quarter. Commercial line usage, on an end of period basis, was 32 percent of committed lines in the third quarter of 2014 compared with 32 percent in the second quarter of 2014 and 30 percent in the third quarter of 2013.

Average consumer portfolio loan and lease balances increased $182 million, or 1 percent, sequentially and were flat year-over-year. Average residential mortgage loans increased 1 percent sequentially and increased 2 percent from a year ago. On a sequential basis, average credit card loans increased 3 percent while average home equity loans declined 1 percent. Compared with the third quarter of 2013, average credit card loans increased 7 percent while average home equity loans declined 4 percent.

Average loans held-for-sale balances of $629 million decreased $63 million sequentially and $1.3 billion compared with the third quarter of 2013. Period end loans held-for-sale of $641 million decreased $41 million from the previous quarter and $689 million from the third quarter of 2013 reflecting lower residential mortgage held-for-sale balances.

Deposits

	For the Three Months Ended					% Change
	September 2014	June 2014	March 2014	December 2013	September 2013	Seq	Yr/Yr
Average Deposits ($ in millions)
Demand	$31,790	$31,275	$30,626	$30,765	$30,655	2%	4%
Interest checking	24,926	25,222	25,911	24,650	23,116	(1%)	8%
Savings	15,759	16,509	16,903	17,323	18,026	(5%)	(13%)
Money market	15,222	13,942	12,439	11,285	9,693	9%	57%
Foreign office(a)	1,663	2,200	2,017	1,717	1,755	(24%)	(5%)

Subtotal—Transaction deposits	89,360	89,148	87,896	85,740	83,245	—	7%
Other time	3,800	3,693	3,616	3,529	3,676	3%	3%

Subtotal—Core deposits	93,160	92,841	91,512	89,269	86,921	—	7%
Certificates—$100,000 and over	3,339	3,840	5,576	7,456	7,315	(13%)	(54%)
Other	—	—	—	—	17	NM	(99%)

Total deposits	$96,499	$96,681	$97,088	$96,725	$94,253	—	2%

(a)	Includes commercial customer Eurodollar sweep balances for which the Bancorp pays rates comparable to other commercial deposit accounts.

Average core deposits increased $319 million sequentially and increased $6.2 billion, or 7 percent, from the third quarter of 2013. Average transaction deposits increased $212 million from the second quarter of 2014 primarily driven by higher money market account and demand deposit balances, partially offset by lower savings, foreign office, and interest checking balances. Year-over-year transaction deposits increased $6.1 billion, or 7 percent, driven by higher money market account, interest checking, and demand deposit balances, partially offset by lower savings balances. Other time deposits increased 3 percent sequentially and 3 percent compared with the third quarter of 2013.

Average commercial transaction deposits increased 1 percent sequentially and 10 percent from the previous year. Sequential performance reflected higher demand deposit and money market account balances, partially offset by lower foreign office and interest checking balances and year-over-year growth reflected higher demand deposit and interest checking balances as customers are holding higher balances.

Average consumer transaction deposits were flat sequentially and increased 5 percent from the third quarter of 2013. The sequential performance reflected lower savings, demand deposit, and interest checking balances partially offset by higher money market account balances reflecting our efforts to attract money market account balances. Year-over-year growth was driven by increased money market account and interest checking balances partially offset by lower savings and demand deposit balances.

Wholesale Funding

	For the Three Months Ended					% Change
	September 2014	June 2014	March 2014	December 2013	September 2013	Seq	Yr/Yr
Average Wholesale Funding ($ in millions)
Certificates—$100,000 and over	$3,339	$3,840	$5,576	$7,456	$7,315	(13%)	(54%)
Other deposits	—	—	—	—	17	NM	(99%)
Federal funds purchased	520	606	547	301	464	(14%)	12%
Other short-term borrowings	1,973	2,234	1,808	2,177	1,675	(12%)	18%
Long-term debt	13,955	12,524	10,313	9,135	7,453	11%	87%

Total wholesale funding	$19,787	$19,204	$18,244	$19,069	$16,924	3%	17%

Average wholesale funding of $19.8 billion increased $583 million, or 3 percent, sequentially and $2.9 billion, or 17 percent, compared with the third quarter of 2013. The sequential increase was driven by an increase in long-term debt, partially offset by a decrease in certificates $100,000 and over. Average other short-term borrowings decreased $261 million from the prior quarter primarily due to a decrease in FHLB borrowings. The year-over-year increase reflected an increase in long-term debt, partially offset by a decrease in certificates $100,000 and over. Average long-term debt balances reflected the issuance of $850 million of bank senior debt in the third quarter of 2014, as well as the full quarter impact of $1.5 billion of bank senior debt issued in the second quarter of 2014 and the full quarter impact of a $1.5 billion on-balance sheet auto securitization executed in the second quarter of 2014.

Noninterest Income

	For the Three Months Ended					% Change
	September 2014	June 2014	March 2014	December 2013	September 2013	Seq	Yr/Yr
Noninterest Income ($ in millions)
Service charges on deposits	$145	$139	$133	$142	$140	4%	4%
Corporate banking revenue	100	107	104	94	102	(7%)	(2%)
Mortgage banking net revenue	61	78	109	126	121	(21%)	(49%)
Investment advisory revenue	103	102	102	98	97	1%	6%
Card and processing revenue	75	76	68	71	69	(1%)	9%
Other noninterest income	33	226	41	170	185	(86%)	(82%)
Securities gains, net	3	8	7	2	2	(57%)	40%
Securities gains, net—non-qualifying hedges on mortgage servicing rights	—	—	—	—	5	—	(100%)

Total noninterest income	$520	$736	$564	$703	$721	(29%)	(28%)

Noninterest income of $520 million decreased $216 million sequentially and decreased $201 million compared with prior year results. These comparisons reflect the impacts described below.

For the quarters ending September 30, 2014, June 30, 2014, and September 30, 2013, the impacts of Vantiv warrant valuation adjustments were negative $53 million, positive $63 million, and positive $6 million, respectively. Quarterly results also included charges related to the valuation of the total return swap entered into as part of the 2009 sale of Visa, Inc. Class B shares. Valuation adjustments on this swap were a negative $3 million, negative $16 million, and negative $2 million in the third quarter of 2014, the second quarter of 2014, and the third quarter of 2013, respectively. Second quarter 2014 results included a $125 million gain on sale of Vantiv shares, a $17 million negative valuation adjustment for land upon which the Bancorp no longer expects to build branches, and a $12 million negative impact to equity method income from the Bancorp’s interest in Vantiv related to certain charges recognized by Vantiv as a result of their acquisition of Mercury Payment Systems. Third quarter 2013 results also included an $85 million gain on the sale of Vantiv shares. Excluding these items and net securities gains in all periods, noninterest income of $573 million decreased $12 million, or 2 percent, from the previous quarter and decreased $57 million, or 9 percent, from the third quarter of 2013. The sequential and year-over-year decline was primarily due to lower mortgage banking net revenue.

Service charges on deposits of $145 million increased 4 percent from the second quarter and 4 percent compared with the same quarter last year. Sequential growth was due to a 9 percent increase in retail service charges due to seasonality and higher overdraft occurrences as well as a 2 percent increase in commercial service charges. The year-over-year increase was driven by an increase in commercial service charges of 5 percent related to new products and new clients and a 1 percent increase in retail service charges due to higher overdraft occurrences.

Corporate banking revenue of $100 million decreased 7 percent from the second quarter of 2014 and 2 percent from the third quarter last year. The sequential decrease was due to lower syndication fees and business lending fees, partially offset by an increase in foreign exchange fees. The year-over-year decrease was driven by lower business lending fees, syndication fees, and interest rate derivatives fees, partially offset by an increase in foreign exchange fees, institutional sales revenue, and letter of credit fees.

Mortgage banking net revenue was $61 million in the third quarter of 2014, a 21 percent decrease from the second quarter of 2014 and a 49 percent decrease from the third quarter of 2013. Third quarter 2014 originations were $2.1 billion, compared with $2.0 billion in the previous quarter and $4.8 billion in the third quarter of 2013. Third quarter 2014 originations resulted in gains of $34 million on mortgages sold, compared with gains of $42 million during the previous quarter and $74 million during the third quarter of 2013. The sequential decrease was driven by lower gain on sale margins as well as increased retention of certain mortgage production, which are generally shorter term or adjustable rate. The decrease from the prior year reflected lower production, including Fifth Third’s exit from the broker channel, partially offset by higher gain on sale margins. Mortgage servicing fees were $61 million this quarter, $62 million in the second quarter of 2014, and $63 million in the third quarter of 2013. Mortgage banking net revenue is also affected by net servicing asset valuation adjustments, which include mortgage servicing rights (MSR) amortization and MSR valuation adjustments (including mark-to-market adjustments on free-standing derivatives used to economically hedge the MSR portfolio). These net servicing asset valuation adjustments were negative $34 million in the third quarter of 2014 (reflecting MSR amortization of $33 million and MSR valuation adjustments of negative $1 million); negative $26 million in the second quarter of 2014 (MSR amortization of $32 million and MSR valuation adjustments of positive $6 million); and negative $16 million in the third quarter of 2013 (MSR amortization of $39 million and MSR valuation adjustments of positive $23 million). The mortgage servicing asset, net of the valuation reserve, was $933 million at quarter-end on a servicing portfolio of $67 billion.

Investment advisory revenue of $103 million increased 1 percent from the second quarter and 6 percent year-over-year. Sequential and year-over-year comparisons reflected an increase in personal asset management fees primarily related to market-related growth as well as increases in securities and brokerage fees.

Card and processing revenue of $75 million in the third quarter of 2014 decreased 1 percent sequentially and increased 9 percent from the third quarter of 2013. The year-over-year increase reflects an increase in the number of actively used cards, an increase in customer spend volume, and higher processing fees related to additional ATM locations.

Other noninterest income totaled $33 million in the third quarter of 2014, compared with $226 million in the previous quarter and $185 million in the third quarter of 2013. As previously described, the results included the impact of gains on sales of Vantiv shares, Vantiv warrant valuation adjustments, charges related to the valuation of the Visa total return swap, a valuation adjustment for certain land parcels, and a negative impact to equity method income from the Bancorp’s interest in Vantiv related to certain charges recognized by Vantiv as a result of their acquisition of Mercury Payment Systems. Excluding these items, other noninterest income of $89 million increased approximately $6 million, or 7 percent, from the second quarter of 2014 primarily related to an improvement in net credit related costs and decreased approximately $7 million, or 7 percent, from the third quarter of 2013.

Net gains on investment securities were $3 million in the third quarter of 2014, compared with $8 million in the previous quarter and $2 million in the third quarter of 2013.

Noninterest Expense

	For the Three Months Ended					% Change
	September 2014	June 2014	March 2014	December 2013	September 2013	Seq	Yr/Yr
Noninterest Expense ($ in millions)
Salaries, wages and incentives	$357	$368	$359	$388	$389	(3%)	(8%)
Employee benefits	75	79	101	78	83	(5%)	(9%)
Net occupancy expense	78	79	80	77	75	(1%)	4%
Technology and communications	53	52	53	53	52	3%	2%
Equipment expense	30	30	30	29	29	1%	4%
Card and processing expense	37	37	31	37	33	—	12%
Other noninterest expense	258	309	296	327	298	(17%)	(13%)

Total noninterest expense	$888	$954	$950	$989	$959	(7%)	(7%)

Noninterest expense of $888 million declined 7 percent compared with both the second quarter of 2014 and the third quarter of 2013.

Third quarter 2014 expenses included $4 million in charges to litigation reserves compared with $61 million in the second quarter of 2014 and $30 million in the third quarter of 2013. Third quarter of 2013 also included $5 million in large bank assessments for 2012 and 2013 initiated by regulators under the Dodd-Frank Act. Excluding these items, noninterest expense of $884 million was down $9 million, or 1 percent, sequentially and decreased $40 million, or 4 percent, year-over-year. The sequential and year-over-year decline reflected lower compensation-related expense and benefits expense, primarily due to changes in our mortgage and retail staffing.

Credit Quality

	For the Three Months Ended
	September 2014	June 2014	March 2014	December 2013	September 2013
Total net losses charged off ($ in millions)
Commercial and industrial loans	($50)	($31)	($97)	($66)	($44)
Commercial mortgage loans	(5)	(9)	(3)	(8)	(2)
Commercial construction loans	—	(8)	(5)	(4)	2
Commercial leases	—	—	—	—	—
Residential mortgage loans	(9)	(8)	(15)	(13)	(12)
Home equity	(14)	(18)	(16)	(26)	(19)
Automobile loans	(7)	(5)	(8)	(6)	(6)
Credit card	(23)	(21)	(19)	(21)	(19)
Other consumer loans and leases	(7)	(1)	(5)	(4)	(9)

Total net losses charged off	(115)	(101)	(168)	(148)	(109)
Total losses	(146)	(127)	(190)	(183)	(141)
Total recoveries	31	26	22	35	32

Total net losses charged off	($115)	($101)	($168)	($148)	($109)
Ratios (annualized)
Net losses charged off as a percent of average loans and leases (excluding held for sale)	0.50%	0.45%	0.76%	0.67%	0.49%
Commercial	0.40%	0.35%	0.79%	0.60%	0.35%
Consumer	0.66%	0.60%	0.72%	0.76%	0.70%

Net charge-offs were $115 million, or 50 bps of average loans on an annualized basis, in the third quarter of 2014 compared with net charge-offs of $101 million, or 45 bps, in the second quarter of 2014 and $109 million, or 49 bps, in the third quarter of 2013.

Commercial net charge-offs were $55 million, or 40 bps, up $7 million sequentially. C&I net charge-offs of $50 million increased $19 million from the previous quarter and commercial real estate net charge-offs decreased $12 million from $17 million in the previous quarter.

Consumer net charge-offs were $60 million, or 66 bps, up $7 million sequentially. Net charge-offs on residential mortgage loans in the portfolio were $9 million, up $1 million from the previous quarter. Home equity net charge-offs were $14 million, down $4 million from the second quarter of 2014, and net charge-offs in the auto portfolio of $7 million were up $2 million compared with the prior quarter. Net charge-offs on consumer credit card loans were $23 million, up $2 million from the second quarter. Net charge-offs on other consumer loans were $7 million, up $6 million compared with the previous quarter.

	For the Three Months Ended
	September 2014	June 2014	March 2014	December 2013	September 2013
Allowance for Credit Losses ($ in millions)
Allowance for loan and lease losses, beginning	$1,458	$1,483	$1,582	$1,677	$1,735
Total net losses charged off	(115)	(101)	(168)	(148)	(109)
Provision for loan and lease losses	71	76	69	53	51

Allowance for loan and lease losses, ending	1,414	1,458	1,483	1,582	1,677
Reserve for unfunded commitments, beginning	142	153	162	167	166
Provision (benefit) for unfunded commitments	(8)	(11)	(9)	(5)	1

Reserve for unfunded commitments, ending	134	142	153	162	167
Components of allowance for credit losses:
Allowance for loan and lease losses	1,414	1,458	1,483	1,582	1,677
Reserve for unfunded commitments	134	142	153	162	167

Total allowance for credit losses	$1,548	$1,600	$1,636	$1,744	$1,844
Allowance for loan and lease losses ratio
As a percent of loans and leases	1.56%	1.61%	1.65%	1.79%	1.92%
As a percent of nonperforming loans and leases(a)	228%	228%	202%	211%	218%
As a percent of nonperforming assets(a)	178%	175%	157%	161%	165%

(a)	Excludes nonaccrual loans and leases in loans held for sale.

Provision for loan and lease losses totaled $71 million in the third quarter of 2014, down $5 million from the second quarter of 2014 and up $20 million from the third quarter of 2013. The allowance for loan and lease losses declined $44 million sequentially reflecting the portfolio’s overall risk profile and charges to the allowance. The allowance represented 1.56 percent of total loans and leases outstanding as of quarter end, compared with 1.61 percent last quarter, and represented 228 percent of nonperforming loans and leases, and 178 percent of nonperforming assets.

	As of
	September	June	March	December	September
	2014	2014	2014	2013	2013
Nonperforming Assets and Delinquent Loans ($ in millions)
Nonaccrual portfolio loans and leases:
Commercial and industrial loans	$102	$103	$153	$127	$146
Commercial mortgage loans	77	86	96	90	106
Commercial construction loans	2	3	3	10	27
Commercial leases	3	2	3	3	1
Residential mortgage loans	52	56	68	83	83
Home equity	69	73	75	74	28
Automobile loans	—	—	—	—	—
Other consumer loans and leases	—	—	—	—	—

Total nonaccrual loans and leases (excludes restructured loans)	$305	$323	$398	$387	$391
Restructured loans—commercial (nonaccrual)(c)	201	202	209	228	241
Restructured loans—consumer (nonaccrual)	114	115	126	136	138

Total nonaccrual portfolio loans and leases	$620	$640	$733	$751	$770
Repossessed personal property	19	18	6	7	7
Other real estate owned(a)	157	174	207	222	237

Total nonperforming assets(b)	$796	$832	$946	$980	$1,014
Nonaccrual loans held for sale	4	5	3	6	11
Restructured loans—commercial (nonaccrual) held for sale	3	—	—	—	—

Total nonperforming assets including loans held for sale	$803	$837	$949	$986	$1,025

Restructured Consumer loans and leases (accrual)	$1,610	$1,623	$1,682	$1,685	$1,694
Restructured Commercial loans and leases (accrual)(c)	$885	$914	$847	$869	$499
Total loans and leases 90 days past due	$87	$94	$94	$103	$156
Nonperforming loans and leases as a percent of portfolio loans, leases and other assets, including other real estate owned(b)	0.68%	0.70%	0.82%	0.84%	0.88%
Nonperforming assets as a percent of portfolio loans, leases and other assets, including other real estate owned(b)	0.88%	0.92%	1.05%	1.10%	1.16%

(a)	Excludes government insured advances.
(b)	Does not include nonaccrual loans held for sale.
(c)	Excludes $20.9 million of restructured nonaccrual loans and $7.6 million of restructured accruing loans as of June 30, 2014, March 31, 2014 and December 31, 2013 and excludes $21.5 million of restructured nonaccrual loans and $7.6 million of restructured accruing loans as of September 30, 2013 and June 30, 2013 associated with a consolidated variable interest entity in which the Bancorp has no continuing credit risk.

Total nonperforming assets, including loans held-for-sale, were $803 million, a decline of $34 million, or 4 percent, from the previous quarter. Nonperforming loans (NPLs) at quarter-end were $620 million or 0.68 percent of total loans, leases and OREO, and decreased $20 million, or 3 percent, from the previous quarter.

Commercial NPAs were $487 million, or 0.90 percent of commercial loans, leases and OREO, and decreased $25 million, or 5 percent, from the second quarter. Commercial NPLs were $385 million, or 0.71 percent of commercial loans and leases, and decreased $11 million from last quarter. C&I NPAs of $278 million increased $13 million from the prior quarter. Commercial mortgage NPAs were $186 million, down $26 million from the previous quarter. Commercial construction NPAs were $19 million, a decrease of $12 million from the previous quarter. Commercial lease NPAs were $4 million, flat from the previous quarter. Commercial NPAs included $201 million of nonaccrual troubled debt restructurings (TDRs), compared with $202 million last quarter.

Consumer NPAs of $309 million, or 0.84 percent of consumer loans, leases and OREO, decreased $11 million from the second quarter. Consumer NPLs were $235 million, or 0.64 percent of consumer loans and leases and decreased $9 million from last quarter. Residential mortgage NPAs were $164 million, $8 million lower than last quarter. Home equity NPAs of $101 million decreased $9 million sequentially and credit card NPAs of $37 million were up $5 million compared with the previous quarter. Consumer nonaccrual TDRs were $114 million in the third quarter of 2014, compared with $115 million in the second quarter of 2014.

Third quarter OREO balances included in NPA balances were $157 million, down $17 million from the second quarter, and included $90 million in commercial OREO and $67 million in consumer OREO. Repossessed personal property of $19 million increased $1 million from the prior quarter.

Loans over 90 days past due and still accruing were $87 million, down $7 million from the second quarter of 2014. Commercial balances over 90 days past due were $1 million compared with an immaterial amount in the prior quarter, and consumer balances 90 days past due of $86 million were down $8 million from the previous quarter. Loans 30-89 days past due of $279 million were up $36 million from the previous quarter. Commercial balances 30-89 days past due of $17 million were up $6 million sequentially and consumer balances 30-89 days past due of $262 million increased $30 million from the second quarter. The above delinquencies figures exclude nonaccruals described previously.

Capital Position

	For the Three Months Ended
	September 2014	June 2014	March 2014	December 2013	September 2013
Capital Position
Average shareholders’ equity to average assets	11.71%	11.57%	11.53%	11.51%	11.71%
Tangible equity(a)	9.65%	9.77%	9.61%	9.44%	9.75%
Tangible common equity (excluding unrealized gains/losses)(a)	8.64%	8.74%	8.79%	8.63%	9.27%
Tangible common equity (including unrealized gains/losses)(a)	8.84%	9.00%	8.93%	8.69%	9.42%
Tangible common equity as a percent of risk-weighted assets (excluding unrealized gains/losses)(a)(b)	9.70%	9.67%	9.57%	9.52%	10.01%
Regulatory capital ratios:(c)
Tier I risk-based capital	10.83%	10.80%	10.45%	10.43%	11.21%
Total risk-based capital	14.34%	14.30%	14.02%	14.17%	14.43%
Tier I leverage	9.82%	9.86%	9.71%	9.70%	10.64%
Tier I common equity(a)	9.64%	9.61%	9.51%	9.45%	9.95%
Book value per share	16.87	16.74	16.27	15.85	15.84
Tangible book value per share(a)	13.95	13.86	13.40	13.00	13.09

(a)	The tangible equity, tangible common equity, tier I common equity and tangible book value per share ratios, while not required by accounting principles generally accepted in the United States of America (U.S. GAAP), are considered to be critical metrics with which to analyze banks. The ratios have been included herein to facilitate a greater understanding of the Bancorp’s capital structure and financial condition. See the Regulation G Non-GAAP Reconciliation table for a reconciliation of these ratios to U.S. GAAP.
(b)	Under the banking agencies risk-based capital guidelines, assets and credit equivalent amounts of derivatives and off-balance sheet exposures are assigned to broad risk categories. The aggregate dollar amount in each risk category is multiplied by the associated risk weight of the category. The resulting weighted values are added together resulting in the Bancorp’s total risk weighted assets.
(c)	Current period regulatory capital data ratios are estimated.

Capital ratios remained strong during the quarter, reflecting growth in retained earnings, the payment of preferred dividends, and share repurchase activity. Compared with the prior quarter, the Tier 1 common equity ratio* of 9.64 percent increased 3 bps. The tangible common equity to tangible assets ratio* was 8.64 percent (excluding unrealized gains/losses) and 8.84 percent (including unrealized gains/losses). The Tier 1 risk-based capital ratio increased 3 bps to 10.83 percent. The total risk-based capital ratio increased 4 bps to 14.34 percent and the Leverage ratio decreased 4 bps to 9.82 percent.

Our current estimate of the pro-forma fully phased in Tier I common equity ratio at September 30, 2014 under the final capital rule, assuming the Company elected to maintain the current treatment of AOCI components in capital, would be approximately 9.4 percent**. This would compare with 9.6 percent* as calculated under the currently prevailing Basel I capital framework. Were Fifth Third to make the election to include AOCI components in capital, the September 30, 2014 pro forma Basel III Tier 1 common ratio would be increased by approximately 25 bps. Fifth Third’s pro forma Tier 1 common equity ratio exceeds the minimum buffered Tier 1 common equity ratio of 7 percent, comprising a minimum of 4.5 percent plus a capital conservation buffer of 2.5 percent. The pro forma Tier 1 common equity ratio does not include the effect of any mitigating actions the Bancorp may undertake to offset any impact of the final capital rules.

Book value per share at September 30, 2014 was $16.87 and tangible book value per share* was $13.95, compared with the June 30, 2014 book value per share of $16.74 and tangible book value per share of $13.86.

*	Non-GAAP measure; see Reg. G reconciliation on page 33.

As previously announced, Fifth Third entered into a share repurchase agreement with a counterparty on July 21, 2014, whereby Fifth Third would purchase approximately $225 million of its outstanding common stock. This transaction reduced Fifth Third’s third quarter share count by 9.35 million shares on July 24, 2014. Settlement of the forward contract related to this agreement occurred on October 14, 2014 and an additional 1.90 million shares were repurchased upon completion of the agreement. In addition, the settlement of the forward contract related to the April 28, 2014, $150 million share repurchase agreement occurred on July 21, 2014. An additional 1.02 million shares were repurchased upon completion of the agreement. In total, the incremental impact to the average diluted share count in the third quarter of 2014 due to these two transactions was approximately 9.86 million shares.

Tax Rate

The effective tax rate was 26.7 percent this quarter compared with 27.6 percent in the second quarter of 2014 and 30.3 percent in the third quarter of 2013.

Other

Fifth Third Bank owns 43 million units representing a 22.8 percent interest in Vantiv Holding, LLC, convertible into shares of Vantiv, Inc., a publicly traded firm (NYSE: VNTV). Based upon Vantiv’s closing price of $30.90 on September 30, 2014, our interest in Vantiv was valued at approximately $1.3 billion. Next month in our 10-Q, we will update our disclosure of the carrying value of our interest in Vantiv stock, which was $384 million as of June 30, 2014. The difference between the market value and the book value of Fifth Third’s interest in Vantiv’s shares is not recognized in Fifth Third’s equity or capital. Additionally, Fifth Third has a warrant to purchase additional shares in Vantiv which is carried as a derivative asset at a fair value of $358 million as of September 30, 2014.

Conference Call

Fifth Third will host a conference call to discuss these financial results at 9:00 a.m. (Eastern Time) today. This conference call will be webcast live by Thomson Financial and may be accessed through the Fifth Third Investor Relations website at www.53.com (click on “About Fifth Third” then “Investor Relations”). Institutional investors can access the call via Thomson Financial’s password-protected event management site, StreetEvents (www.streetevents.com).

Those unable to listen to the live webcast may access a webcast replay through the Fifth Third Investor Relations website at the same web address. Additionally, a telephone replay of the conference call will be available beginning approximately two hours after the conference call until Thursday, October 30 by dialing 800-585-8367 for domestic access and 404-537-3406 for international access (passcode 10261976#).

*	Non-GAAP measure; see Reg. G reconciliation on page 33.
**	Capital ratios estimated; presented under current U.S. capital regulations. The pro forma Basel III Tier I common equity ratio is management’s estimate based upon its current interpretation of the Basel III Final Rule approved in July 2013.

Corporate Profile

Fifth Third Bancorp is a diversified financial services company headquartered in Cincinnati, Ohio. As of September 30, 2014, the Company had $134 billion in assets and operated 15 affiliates with 1,308 full-service Banking Centers, including 102 Bank Mart® locations, most open seven days a week, inside select grocery stores and 2,639 ATMs in Ohio, Kentucky, Indiana, Michigan, Illinois, Florida, Tennessee, West Virginia, Pennsylvania, Missouri, Georgia and North Carolina. Fifth Third operates four main businesses: Commercial Banking, Branch Banking, Consumer Lending, and Investment Advisors. Fifth Third also has a 22.8% interest in Vantiv Holding, LLC. Fifth Third is among the largest money managers in the Midwest and, as of September 30, 2014, had $303 billion in assets under care, of which it managed $26 billion for individuals, corporations and not-for-profit organizations. Investor information and press releases can be viewed at www.53.com. Fifth Third’s common stock is traded on the NASDAQ® Global Select Market under the symbol “FITB.”

Forward-Looking Statements

This news release contains statements that we believe are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder. These statements relate to our financial condition, results of operations, plans, objectives, future performance or business. They usually can be identified by the use of forward-looking language such as “will likely result,” “may,” “are expected to,” “is anticipated,” “estimate,” “forecast,” “projected,” “intends to,” or may include other similar words or phrases such as “believes,” “plans,” “trend,” “objective,” “continue,” “remain,” or similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” or similar verbs. You should not place undue reliance on these statements, as they are subject to risks and uncertainties, including but not limited to the risk factors set forth in our most recent Annual Report on Form 10-K. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements we may make. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to us.

There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) general economic conditions and weakening in the economy, specifically the real estate market, either nationally or in the states in which Fifth Third, one or more acquired entities and/or the combined company do business, are less favorable than expected; (2) deteriorating credit quality; (3) political developments, wars or other hostilities may disrupt or increase volatility in securities markets or other economic conditions; (4) changes in the interest rate environment reduce interest margins; (5) prepayment speeds, loan origination and sale volumes, charge-offs and loan loss provisions; (6) Fifth Third’s ability to maintain required capital levels and adequate sources of funding and liquidity; (7) maintaining capital requirements may limit Fifth Third’s operations and potential growth; (8) changes and trends in capital markets; (9) problems encountered by larger or similar financial institutions may adversely affect the banking industry and/or Fifth Third; (10) competitive pressures among depository institutions increase significantly; (11) effects of critical accounting policies and judgments; (12) changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board (FASB) or other regulatory agencies; (13) legislative or regulatory changes or actions, or significant litigation, adversely affect Fifth Third, one or more acquired entities and/or the combined company or the businesses in which Fifth Third, one or more acquired entities and/or the combined company are engaged, including the Dodd-Frank Wall Street Reform and Consumer Protection Act; (14) ability to maintain favorable ratings from rating agencies; (15) fluctuation of Fifth Third’s stock price; (16) ability to attract and retain key personnel; (17) ability to receive dividends from its subsidiaries; (18) potentially dilutive effect of future acquisitions on current shareholders’ ownership of Fifth Third; (19) effects of accounting or financial results of one or more acquired entities; (20) difficulties from Fifth Third’s investment in, relationship with, and nature of the operations of Vantiv, LLC; (21) loss of income from any sale or potential sale of businesses that could have an adverse effect on Fifth Third’s earnings and future growth; (22) ability to secure confidential information and deliver products and services through the use of computer systems and telecommunications networks; and (23) the impact of reputational risk created by these developments on such matters as business generation and retention, funding and liquidity.

You should refer to our periodic and current reports filed with the Securities and Exchange Commission, or “SEC,” for further information on other factors, which could cause actual results to be significantly different from those expressed or implied by these forward-looking statements.

# # #

Quarterly Financial Review for September 30, 2014

Table of Contents

Financial Highlights	19-20
Consolidated Statements of Income	21
Consolidated Statements of Income (Taxable Equivalent)	22
Consolidated Balance Sheets	23-24
Consolidated Statements of Changes in Equity	25
Average Balance Sheet and Yield Analysis	26-28
Summary of Loans and Leases	29
Regulatory Capital	30
Summary of Credit Loss Experience	31
Asset Quality	32
Regulation G Non-GAAP Reconciliation	33
Segment Presentation	34

Fifth Third Bancorp and Subsidiaries

Financial Highlights

$ in millions, except per share data

(unaudited)

	For the Three Months Ended			% Change		Year to Date		% Change
	September 2014	June 2014	September 2013	Seq	Yr/Yr	September 2014	September 2013	Yr/Yr
Income Statement Data
Net interest income(a)	$908	$905	$898	—	1%	$2,712	$2,675	1%
Noninterest income	520	736	721	(29%)	(28%)	1,820	2,524	(28%)
Total revenue(a)	1,428	1,641	1,619	(13%)	(12%)	4,532	5,199	(13%)
Provision for loan and lease losses	71	76	51	(7%)	40%	216	176	23%
Noninterest expense	888	954	959	(7%)	(7%)	2,792	2,972	(6%)
Net income attributable to Bancorp	340	439	421	(22%)	(19%)	1,096	1,433	(24%)
Net income available to common shareholders	328	416	421	(21%)	(22%)	1,052	1,415	(26%)
Common Share Data
Earnings per share, basic	$0.39	$0.49	$0.47	(20%)	(17%)	$1.25	$1.62	(23%)
Earnings per share, diluted	0.39	0.49	0.47	(20%)	(17%)	1.23	1.58	(22%)
Cash dividends per common share	0.13	0.13	0.12	—	8%	0.38	0.35	9%
Book value per share	16.87	16.74	15.84	1%	7%	16.87	15.84	7%
Market price per share	20.02	21.35	18.05	(6%)	11%	20.02	18.05	11%
Common shares outstanding (in thousands)	834,262	844,489	887,030	(1%)	(6%)	834,262	887,030	(6%)
Average common shares outstanding (in thousands):
Basic	829,392	838,492	880,183	(1%)	(6%)	837,854	869,930	(4%)
Diluted	838,324	848,245	888,111	(1%)	(6%)	848,068	900,541	(6%)
Market capitalization	$16,702	$18,030	$16,011	(7%)	4%	$16,702	$16,011	4%
Financial Ratios
Return on average assets	1.02%	1.34%	1.35%	(24%)	(25%)	1.12%	1.57%	(28%)
Return on average common equity	9.2%	11.9%	12.1%	(23%)	(24%)	10.0%	13.9%	(28%)
Return on average tangible common equity(b)(j)	11.1%	14.4%	14.7%	(23%)	(24%)	12.2%	17.0%	(29%)
Noninterest income as a percent of total revenue	36%	45%	45%	(19%)	(18%)	40%	49%	(17%)
Average Bancorp shareholders’ equity as a percent of average assets	11.71%	11.57%	11.71%	1%	—	11.61%	11.58%	—
Tangible common equity(c)(d)(j)	8.64%	8.74%	9.27%	(1%)	(7%)	8.64%	9.27%	(7%)
Net interest margin(a)	3.10%	3.15%	3.31%	(2%)	(6%)	3.16%	3.35%	(6%)
Efficiency(a)	62.1%	58.2%	59.2%	7%	5%	61.6%	57.2%	8%
Effective tax rate	26.7%	27.6%	30.3%	(3%)	(12%)	27.2%	30.1%	(9%)
Credit Quality
Net losses charged off	$115	$101	$109	13%	6%	$384	$353	9%
Net losses charged off as a percent of average loans and leases	0.50%	0.45%	0.49%	11%	1%	0.57%	0.54%	5%
Allowance for loan and lease losses as a percent of portfolio loans and leases	1.56%	1.61%	1.92%	(3%)	(19%)	1.56%	1.92%	(19%)
Allowance for credit losses as a percent of portfolio loans and leases	1.71%	1.77%	2.11%	(3%)	(19%)	1.71%	2.11%	(19%)
Nonperforming assets as a percent of portfolio loans, leases and other assets, including other real estate owned(e)	0.88%	0.92%	1.16%	(4%)	(24%)	0.88%	1.16%	(24%)

Average Balances
Loans and leases, including held for sale	$91,428	$91,241	$89,154	—	3%	$90,973	$89,170	2%
Total securities and other short-term investments	24,927	23,940	18,528	4%	35%	23,944	17,452	37%
Total assets	132,220	130,965	123,346	1%	7%	130,717	122,233	7%
Transaction deposits(f)	89,360	89,148	83,245	—	7%	88,807	81,962	8%
Core deposits(g)	93,160	92,841	86,921	—	7%	92,511	85,800	8%
Wholesale funding(h)	19,787	19,204	16,924	3%	17%	19,084	17,369	10%
Bancorp shareholders’ equity	15,486	15,157	14,440	2%	7%	15,170	14,149	7%
Regulatory Capital Ratios(i)
Tier I risk-based capital	10.83%	10.80%	11.21%	—	(3%)	10.83%	11.21%	(3%)
Total risk-based capital	14.34%	14.30%	14.43%	—	(1%)	14.34%	14.43%	(1%)
Tier I leverage	9.82%	9.86%	10.64%	—	(8%)	9.82%	10.64%	(8%)
Tier I common equity(d)(j)	9.64%	9.61%	9.95%	—	(3%)	9.64%	9.95%	(3%)
Operations
Banking centers	1,308	1,309	1,326	—	(1%)	1,308	1,326	(1%)
ATMs	2,639	2,619	2,374	1%	11%	2,639	2,374	11%
Full-time equivalent employees	18,503	18,732	20,256	(1%)	(9%)	18,503	20,256	(9%)

(a)	Presented on a fully taxable equivalent basis.
(b)	The return on average tangible common equity is calculated as tangible net income available to common shareholders excluding tax effected amortization of intangibles) divided by average tangible common equity (average common equity less goodwill and intangible assets).
(c)	The tangible common equity ratio is calculated as tangible common equity (shareholders’ equity less preferred stock, goodwill, intangible assets and accumulated other comprehensive income divided by tangible assets (total assets less goodwill, intangible assets and accumulated other comprehensive income).
(d)	The tangible common equity and tier I common equity ratios, while not required by U.S. GAAP, are considered to be important metrics with which to analyze a bank’s position. The ratios have been included herein to facilitate a greater understanding of the Bancorp’s capital structure and financial condition.
(e)	Excludes nonaccrual loans held for sale.
(f)	Includes demand, interest checking, savings, money market and foreign office deposits of commercial customers.
(g)	Includes transaction deposits plus other time deposits.
(h)	Includes certificates $100,000 and over, other deposits, federal funds purchased, short-term borrowings and long-term debt.
(i)	Current period regulatory capital ratios are estimates.
(j)	Non-GAAP measure; see Reg. G reconciliation on page 33.

Fifth Third Bancorp and Subsidiaries

Financial Highlights

$ in millions, except per share data

(unaudited)

	For the Three Months Ended
	September 2014	June 2014	March 2014	December 2013	September 2013
Income Statement Data
Net interest income(a)	$908	$905	$898	$905	$898
Noninterest income	520	736	564	703	721
Total revenue(a)	1,428	1,641	1,462	1,608	1,619
Provision for loan and lease losses	71	76	69	53	51
Noninterest expense	888	954	950	989	959
Net income attributable to Bancorp	340	439	318	402	421
Net income available to common shareholders	328	416	309	383	421
Common Share Data
Earnings per share, basic	$0.39	$0.49	$0.36	$0.44	$0.47
Earnings per share, diluted	0.39	0.49	0.36	0.43	0.47
Cash dividends per common share	0.13	0.13	0.12	0.12	0.12
Book value per share	16.87	16.74	16.27	15.85	15.84
Market price per share	20.02	21.35	22.96	21.03	18.05
Common shares outstanding (in thousands)	834,262	844,489	847,569	855,306	887,030
Average common shares outstanding (in thousands):
Basic	829,392	838,492	845,860	868,077	880,183
Diluted	838,324	848,245	857,924	877,511	888,111
Market capitalization	$16,702	$18,030	$19,456	$17,987	$16,011
Financial Ratios
Return on average assets	1.02%	1.34%	1.00%	1.24%	1.35%
Return on average common equity	9.2%	11.9%	9.0%	10.8%	12.1%
Return on average tangible common equity(b)(j)	11.1%	14.4%	11.0%	13.1%	14.7%
Noninterest income as a percent of total revenue	36%	45%	39%	44%	45%
Average Bancorp shareholders’ equity as a percent of average assets	11.71%	11.57%	11.53%	11.51%	11.71%
Tangible common equity(c)(d)(j)	8.64%	8.74%	8.79%	8.63%	9.27%
Net interest margin(a)	3.10%	3.15%	3.22%	3.21%	3.31%
Efficiency(a)	62.1%	58.2%	64.9%	61.5%	59.2%
Effective tax rate	26.7%	27.6%	27.3%	28.4%	30.3%
Credit Quality
Net losses charged off	$115	$101	$168	$148	$109
Net losses charged off as a percent of average loans and leases	0.50%	0.45%	0.76%	0.67%	0.49%
Allowance for loan and lease losses as a percent of portfolio loans and leases	1.56%	1.61%	1.65%	1.79%	1.92%
Allowance for credit losses as a percent of portfolio loans and leases	1.71%	1.77%	1.82%	1.97%	2.11%
Nonperforming assets as a percent of portfolio loans, leases and other assets, including other real estate owned(e)	0.88%	0.92%	1.05%	1.10%	1.16%
Average Balances
Loans and leases, including held for sale	$91,428	$91,241	$90,238	$88,865	$89,154
Total securities and other short-term investments	24,927	23,940	22,940	23,043	18,528
Total assets	132,220	130,965	128,930	128,179	123,346
Transaction deposits(f)	89,360	89,148	87,896	85,740	83,245
Core deposits(g)	93,160	92,841	91,512	89,269	86,921
Wholesale funding(h)	19,787	19,204	18,244	19,069	16,924
Bancorp shareholders’ equity	15,486	15,157	14,862	14,757	14,440
Regulatory Capital Ratios(i)
Tier I risk-based capital	10.83%	10.80%	10.45%	10.43%	11.21%
Total risk-based capital	14.34%	14.30%	14.02%	14.17%	14.43%
Tier I leverage	9.82%	9.86%	9.71%	9.70%	10.64%
Tier I common equity(d)(j)	9.64%	9.61%	9.51%	9.45%	9.95%
Operations
Banking centers	1,308	1,309	1,311	1,320	1,326
ATMs	2,639	2,619	2,614	2,586	2,374
Full-time equivalent employees	18,503	18,732	19,080	19,446	20,256

(a)	Presented on a fully taxable equivalent basis.
(b)	The return on average tangible common equity is calculated as tangible net income available to common shareholders excluding tax effected amortization of intangibles) divided by average tangible common equity (average common equity less goodwill and intangible assets).
(c)	The tangible common equity ratio is calculated as tangible common equity (shareholders’ equity less preferred stock, goodwill, intangible assets and accumulated other comprehensive income divided by tangible assets (total assets less goodwill, intangible assets and accumulated other comprehensive income).
(d)	The tangible common equity and tier I common equity ratios, while not required by U.S. GAAP, are considered to be important metrics with which to analyze a bank’s position. The ratios have been included herein to facilitate a greater understanding of the Bancorp’s capital structure and financial condition.
(e)	Excludes nonaccrual loans held for sale.
(f)	Includes demand, interest checking, savings, money market and foreign office deposits of commercial customers.
(g)	Includes transaction deposits plus other time deposits.
(h)	Includes certificates $100,000 and over, other deposits, federal funds purchased, short-term borrowings and long-term debt.
(i)	Current period regulatory capital ratios are estimates.
(j)	Non-GAAP measure; see Reg. G reconciliation on page 33.

Fifth Third Bancorp and Subsidiaries

Consolidated Statements of Income

$ in millions

(unaudited)

	For the Three Months Ended			% Change		Year to Date		% Change
	September 2014	June 2014	September 2013	Seq	Yr/Yr	September 2014	September 2013	Yr/Yr
Interest Income
Interest and fees on loans and leases	$827	$826	$857	—	(3%)	2,477	2,603	(5%)
Interest on securities	189	181	134	4%	41%	538	365	47%
Interest on other short-term investments	2	1	1	1%	22%	5	3	45%

Total interest income	1,018	1,008	992	1%	3%	3,020	2,971	2%
Interest Expense
Interest on deposits	51	49	51	5%	(1%)	147	154	(5%)
Interest on other short-term borrowings	1	1	1	(16%)	(38%)	2	5	(62%)
Interest on long-term debt	63	58	47	7%	37%	174	151	16%

Total interest expense	115	108	99	6%	16%	323	310	4%

Net Interest Income	903	900	893	—	1%	2,697	2,661	1%
Provision for loan and lease losses	71	76	51	(7%)	40%	216	176	23%

Net interest income after provision for loan and lease losses	832	824	842	1%	(1%)	2,481	2,485	—
Noninterest Income
Service charges on deposits	145	139	140	4%	4%	418	407	3%
Corporate banking revenue	100	107	102	(7%)	(2%)	311	307	1%
Mortgage banking net revenue	61	78	121	(21%)	(49%)	248	574	(57%)
Investment advisory revenue	103	102	97	1%	6%	307	295	4%
Card and processing revenue	75	76	69	(1%)	9%	218	201	9%
Other noninterest income	33	226	185	(86%)	(82%)	300	708	(57%)
Securities gains, net	3	8	2	(57%)	40%	18	19	(7%)
Securities gains, net—non-qualifying hedges on mortgage servicing rights	—	—	5	—	(100%)	—	13	(100%)

Total noninterest income	520	736	721	(29%)	(28%)	1,820	2,524	(28%)
Noninterest Expense
Salaries, wages and incentives	357	368	389	(3%)	(8%)	1,083	1,193	(9%)
Employee benefits	75	79	83	(5%)	(9%)	255	280	(9%)
Net occupancy expense	78	79	75	(1%)	4%	236	230	3%
Technology and communications	53	52	52	3%	2%	158	151	5%
Equipment expense	30	30	29	1%	4%	90	85	6%
Card and processing expense	37	37	33	—	12%	104	97	8%
Other noninterest expense	258	309	298	(17%)	(13%)	866	936	(8%)

Total noninterest expense	888	954	959	(7%)	(7%)	2,792	2,972	(6%)
Income before income taxes	464	606	604	(23%)	(23%)	1,509	2,037	(26%)
Applicable income tax expense	124	167	183	(26%)	(32%)	411	613	(33%)

Net Income	340	439	421	(22%)	(19%)	1,098	1,424	(23%)
Less: Net income attributable to noncontrolling interests	—	—	—	(4%)	—	2	(9)	NM

Net income attributable to Bancorp	340	439	421	(22%)	(19%)	1,096	1,433	(24%)
Dividends on preferred stock	12	23	—	(47%)	—	44	18	NM

Net income available to common shareholders	$328	$416	$421	(21%)	(22%)	1,052	1,415	(26%)

Fifth Third Bancorp and Subsidiaries

Consolidated Statements of Income (Taxable Equivalent)

$ in millions

(unaudited)

	For the Three Months Ended
	September	June	March	December	September
	2014	2014	2014	2013	2013
Interest Income
Interest and fees on loans and leases	$827	$826	$823	$845	$857
Interest on securities	189	181	168	154	134
Interest on other short-term investments	2	1	2	3	1

Total interest income	1,018	1,008	993	1,002	992
Taxable equivalent adjustment	5	5	5	5	5

Total interest income (taxable equivalent)	1,023	1,013	998	1,007	997
Interest Expense
Interest on deposits	51	49	48	48	51
Interest on other short-term borrowings	1	1	1	1	1
Interest on long-term debt	63	58	51	53	47

Total interest expense	115	108	100	102	99

Net Interest Income (taxable equivalent)	908	905	898	905	898
Provision for loan and lease losses	71	76	69	53	51

Net interest income (taxable equivalent) after provision for loan and lease losses	837	829	829	852	847
Noninterest Income
Service charges on deposits	145	139	133	142	140
Corporate banking revenue	100	107	104	94	102
Mortgage banking net revenue	61	78	109	126	121
Investment advisory revenue	103	102	102	98	97
Card and processing revenue	75	76	68	71	69
Other noninterest income	33	226	41	170	185
Securities gains, net	3	8	7	2	2
Securities gains, net—non-qualifying hedges on mortgage servicing rights	—	—	—	—	5

Total noninterest income	520	736	564	703	721
Noninterest Expense
Salaries, wages and incentives	357	368	359	388	389
Employee benefits	75	79	101	78	83
Net occupancy expense	78	79	80	77	75
Technology and communications	53	52	53	53	52
Equipment expense	30	30	30	29	29
Card and processing expense	37	37	31	37	33
Other noninterest expense	258	309	296	327	298

Total noninterest expense	888	954	950	989	959

Income before income taxes (taxable equivalent)	469	611	443	566	609
Taxable equivalent adjustment	5	5	5	5	5

Income before income taxes	464	606	438	561	604
Applicable income tax expense	124	167	119	159	183

Net Income	340	439	319	402	421
Less: Net Income attributable to noncontrolling interests	—	—	1	—	—

Net income attributable to Bancorp	340	439	318	402	421
Dividends on preferred stock	12	23	9	19	—

Net income available to common shareholders	$328	$416	$309	$383	$421

Fifth Third Bancorp and Subsidiaries

Consolidated Balance Sheets

$ in millions, except per share data

(unaudited)

	As of			% Change
	September 2014	June 2014	September 2013	Seq	Yr/Yr
Assets
Cash and due from banks	$3,125	$3,312	$2,887	(6%)	8%
Available-for-sale and other securities(a)	22,912	22,814	18,080	—	27%
Held-to-maturity securities(b)	191	194	265	(2%)	(28%)
Trading securities	389	361	246	8%	58%
Other short-term investments	3,637	2,386	2,622	52%	39%
Loans held for sale	641	682	1,330	(6%)	(52%)
Portfolio loans and leases:
Commercial and industrial loans	41,072	41,299	38,253	(1%)	7%
Commercial mortgage loans	7,564	7,805	8,052	(3%)	(6%)
Commercial construction loans	1,702	1,424	875	20%	95%
Commercial leases	3,554	3,567	3,572	—	(1%)
Residential mortgage loans	12,941	12,652	12,534	2%	3%
Home equity	8,987	9,056	9,356	(1%)	(4%)
Automobile loans	12,121	12,050	12,072	1%	—
Credit card	2,317	2,261	2,157	2%	7%
Other consumer loans and leases	366	370	360	(1%)	2%

Portfolio loans and leases	90,624	90,484	87,231	—	4%
Allowance for loan and lease losses	(1,414)	(1,458)	(1,677)	(3%)	(16%)

Portfolio loans and leases, net	89,210	89,026	85,554	—	4%
Bank premises and equipment	2,467	2,491	2,528	(1%)	(2%)
Operating lease equipment	732	667	707	10%	4%
Goodwill	2,416	2,416	2,416	—	—
Intangible assets	16	17	21	(7%)	(25%)
Servicing rights	935	931	919	—	2%
Other assets	7,517	7,265	8,098	3%	(7%)

Total assets	$134,188	$132,562	$125,673	1%	7%

Liabilities
Deposits:
Demand	$32,258	$32,140	$30,153	—	7%
Interest checking	24,930	24,744	23,527	1%	6%
Savings	15,355	16,087	17,583	(5%)	(13%)
Money market	16,199	14,216	10,433	14%	55%
Foreign office	1,577	1,418	1,409	11%	12%
Other time	3,856	3,724	3,524	4%	9%
Certificates—$100,000 and over	3,117	3,623	7,497	(14%)	(58%)
Other	—	—	—	NM	(100%)

Total deposits	97,292	95,952	94,126	1%	3%
Federal funds purchased	148	153	225	(3%)	(34%)
Other short-term borrowings	2,730	3,146	3,487	(13%)	(22%)
Accrued taxes, interest and expenses	1,706	1,824	1,692	(6%)	1%
Other liabilities	2,533	2,018	3,365	25%	(25%)
Long-term debt	14,336	13,961	8,098	3%	77%

Total liabilities	118,745	117,054	110,993	1%	7%
Equity
Common stock(c)	2,051	2,051	2,051	—	—
Preferred stock	1,331	1,331	593	—	NM
Capital surplus	2,621	2,613	2,565	—	2%
Retained earnings	10,886	10,666	9,876	2%	10%
Accumulated other comprehensive income	301	382	218	(21%)	38%
Treasury stock	(1,786)	(1,574)	(662)	13%	NM

Total Bancorp shareholders’ equity	15,404	15,469	14,641	—	5%
Noncontrolling interests	39	39	39	1%	1%

Total Equity	15,443	15,508	14,680	—	5%

Total liabilities and equity	$134,188	$132,562	$125,673	1%	7%

(a) Amortized cost	$22,392	$22,184	$17,665	1%	27%
(b) Market values	191	194	265	(2%)	(28%)
(c) Common shares, stated value $2.22 per share (in thousands):
Authorized	2,000,000	2,000,000	2,000,000	—	—
Outstanding, excluding treasury	834,262	844,489	887,030	(1%)	(6%)
Treasury	89,631	79,404	36,863	13%	NM

Fifth Third Bancorp and Subsidiaries

Consolidated Balance Sheets

$ in millions, except per share data

(unaudited)

	As of
	September 2014	June 2014	March 2014	December 2013	September 2013
Assets
Cash and due from banks	$3,125	$3,312	$3,153	$3,178	$2,887
Available-for-sale and other securities(a)	22,912	22,814	20,749	18,597	18,080
Held-to-maturity securities(b)	191	194	195	208	265
Trading securities	389	361	347	343	246
Other short-term investments	3,637	2,386	2,202	5,116	2,622
Loans held for sale	641	682	780	944	1,330
Portfolio loans and leases:
Commercial and industrial loans	41,072	41,299	40,591	39,316	38,253
Commercial mortgage loans	7,564	7,805	7,958	8,066	8,052
Commercial construction loans	1,702	1,424	1,218	1,039	875
Commercial leases	3,554	3,567	3,577	3,625	3,572
Residential mortgage loans	12,941	12,652	12,626	12,680	12,534
Home equity	8,987	9,056	9,125	9,246	9,356
Automobile loans	12,121	12,050	12,088	11,984	12,072
Credit card	2,317	2,261	2,177	2,294	2,157
Other consumer loans and leases	366	370	345	364	360

Portfolio loans and leases	90,624	90,484	89,705	88,614	87,231
Allowance for loan and lease losses	(1,414)	(1,458)	(1,483)	(1,582)	(1,677)

Portfolio loans and leases, net	89,210	89,026	88,222	87,032	85,554
Bank premises and equipment	2,467	2,491	2,528	2,531	2,528
Operating lease equipment	732	667	714	730	707
Goodwill	2,416	2,416	2,416	2,416	2,416
Intangible assets	16	17	18	19	21
Servicing rights	935	931	975	971	919
Other assets	7,517	7,265	7,355	8,358	8,098

Total assets	$134,188	$132,562	$129,654	$130,443	$125,673

Liabilities
Deposits:
Demand	$32,258	$32,140	$31,234	$32,634	$30,153
Interest checking	24,930	24,744	25,472	25,875	23,527
Savings	15,355	16,087	16,867	17,045	17,583
Money market	16,199	14,216	13,208	11,644	10,433
Foreign office	1,577	1,418	1,922	1,976	1,409
Other time	3,856	3,724	3,660	3,530	3,524
Certificates—$100,000 and over	3,117	3,623	4,511	6,571	7,497
Other	—	—	—	—	—

Total deposits	97,292	95,952	96,874	99,275	94,126
Federal funds purchased	148	153	268	284	225
Other short-term borrowings	2,730	3,146	2,717	1,380	3,487
Accrued taxes, interest and expenses	1,706	1,824	1,669	1,758	1,692
Other liabilities	2,533	2,018	2,029	3,487	3,365
Long-term debt	14,336	13,961	11,233	9,633	8,098

Total liabilities	118,745	117,054	114,790	115,817	110,993
Equity
Common stock(c)	2,051	2,051	2,051	2,051	2,051
Preferred stock	1,331	1,331	1,034	1,034	593
Capital surplus	2,621	2,613	2,674	2,561	2,565
Retained earnings	10,886	10,666	10,363	10,156	9,876
Accumulated other comprehensive income	301	382	196	82	218
Treasury stock	(1,786)	(1,574)	(1,492)	(1,295)	(662)

Total Bancorp shareholders’ equity	15,404	15,469	14,826	14,589	14,641
Noncontrolling interests	39	39	38	37	39

Total Equity	15,443	15,508	14,864	14,626	14,680

Total liabilities and equity	$134,188	$132,562	$129,654	$130,443	$125,673

(a) Amortized cost	$22,392	$22,184	$20,393	$18,409	$17,665
(b) Market values	191	194	195	208	265
(c) Common shares, stated value $2.22 per share (in thousands):
Authorized	2,000,000	2,000,000	2,000,000	2,000,000	2,000,000
Outstanding, excluding treasury	834,262	844,489	847,569	855,306	887,030
Treasury	89,631	79,404	76,324	68,587	36,863

Fifth Third Bancorp and Subsidiaries

Consolidated Statements of Changes in Equity

$ in millions

(unaudited)

	For the Three Months Ended		Year to Date
	September 2014	September 2013	September 2014	September 2013
Total equity, beginning	$15,508	$14,277	$14,626	$13,764
Net income attributable to Bancorp	340	421	1,096	1,433
Other comprehensive income, net of tax:
Change in unrealized gains and (losses):
Available-for-sale securities	(72)	65	217	(144)
Qualifying cash flow hedges	(10)	2	(1)	(19)
Change in accumulated other comprehensive income related to employee benefit plans	1	2	3	6

Comprehensive income	259	490	1,315	1,276
Cash dividends declared:
Common stock	(108)	(106)	(320)	(305)
Preferred stock	(12)	—	(44)	(18)
Impact of stock transactions under stock compensation plans, net	21	19	41	43
Shares acquired for treasury	(225)	—	(474)	(664)
Issuance of preferred stock	—	—	297	593
Noncontrolling interest	—	—	2	(9)

Total equity, ending	$15,443	$14,680	$15,443	$14,680

Fifth Third Bancorp and Subsidiaries

Average Balance Sheet and Yield Analysis

$ in millions, except share data

(unaudited)

	For the Three Months Ended			% Change
	September 2014	June 2014	September 2013	Seq	Yr/Yr
Assets
Interest-earning assets:
Commercial and industrial loans	$41,525	$41,451	$38,145	—	9%
Commercial mortgage loans	7,637	7,886	8,280	(3%)	(8%)
Commercial construction loans	1,565	1,364	797	15%	97%
Commercial leases	3,576	3,556	3,574	—	—
Residential mortgage loans	13,342	13,202	14,333	1%	(7%)
Home equity	9,009	9,101	9,432	(1%)	(4%)
Automobile loans	12,105	12,070	12,083	—	—
Credit card	2,295	2,232	2,140	3%	7%
Other consumer loans and leases	374	379	370	1%	—
Taxable securities	22,594	21,706	16,590	4%	36%
Tax exempt securities	50	52	44	(4%)	15%
Other short-term investments	2,283	2,182	1,894	5%	21%

Total interest-earning assets	116,355	115,181	107,682	1%	8%
Cash and due from banks	2,862	2,847	2,380	1%	20%
Other assets	14,461	14,417	15,015	—	(4%)
Allowance for loan and lease losses	(1,458)	(1,480)	(1,731)	(2%)	(16%)

Total assets	$132,220	$130,965	$123,346	1%	7%

Liabilities
Interest-bearing liabilities:
Interest checking	$24,926	$25,222	$23,116	(1%)	8%
Savings	15,759	16,509	18,026	(5%)	(13%)
Money market	15,222	13,942	9,693	9%	57%
Foreign office	1,663	2,200	1,755	(24%)	(5%)
Other time	3,800	3,693	3,676	3%	3%
Certificates—$100,000 and over	3,339	3,840	7,315	(13%)	(54%)
Other	—	—	17	NM	(99%)
Federal funds purchased	520	606	464	(14%)	12%
Other short-term borrowings	1,973	2,234	1,675	(12%)	18%
Long-term debt	13,955	12,524	7,453	11%	87%

Total interest-bearing liabilities	81,157	80,770	73,190	—	11%
Demand deposits	31,790	31,275	30,655	2%	4%
Other liabilities	3,749	3,724	5,023	1%	(25%)

Total liabilities	116,696	115,769	108,868	1%	7%
Equity	15,524	15,196	14,478	2%	7%

Total liabilities and equity	$132,220	$130,965	$123,346	1%	7%

Yield Analysis
Interest-earning assets:
Commercial and industrial loans	3.25%	3.27%	3.49%
Commercial mortgage loans	3.34%	3.39%	3.60%
Commercial construction loans	3.49%	3.54%	3.71%
Commercial leases	2.96%	3.04%	3.22%
Residential mortgage loans	3.84%	3.93%	3.87%
Home equity	3.69%	3.71%	3.74%
Automobile loans	2.72%	2.77%	3.02%
Credit card	9.87%	10.06%	9.93%
Other consumer loans and leases	36.98%	35.63%	42.84%

Total loans and leases	3.61%	3.65%	3.83%
Taxable securities	3.32%	3.34%	3.20%
Tax exempt securities	5.34%	4.69%	5.08%
Other short-term investments	0.26%	0.28%	0.26%

Total interest-earning assets	3.49%	3.53%	3.68%
Interest-bearing liabilities:
Interest checking	0.22%	0.22%	0.23%
Savings	0.09%	0.11%	0.11%
Money market	0.37%	0.33%	0.24%
Foreign office	0.29%	0.29%	0.29%
Other time	1.07%	1.03%	1.33%
Certificates—$100,000 and over	0.96%	0.83%	0.74%
Other	0.00%	0.00%	0.08%
Federal funds purchased	0.09%	0.10%	0.10%
Other short-term borrowings	0.10%	0.10%	0.21%
Long-term debt	1.80%	1.89%	2.47%

Total interest-bearing liabilities	0.56%	0.54%	0.54%
Ratios:
Net interest margin (taxable equivalent)	3.10%	3.15%	3.31%
Net interest rate spread (taxable equivalent)	2.93%	2.99%	3.14%
Interest-bearing liabilities to interest-earning assets	69.75%	70.12%	67.97%

Fifth Third Bancorp and Subsidiaries

Average Balance Sheet and Yield Analysis

$ in millions, except share data

(unaudited)

	Year to Date		% Change
	September 2014	September 2013	Yr/Yr
Assets
Interest-earning assets:
Commercial and industrial loans	$41,133	$37,407	10%
Commercial mortgage loans	7,834	8,626	(9%)
Commercial construction loans	1,351	738	84%
Commercial leases	3,580	3,561	—
Residential mortgage loans	13,283	14,726	(10%)
Home equity	9,101	9,641	(6%)
Automobile loans	12,066	12,022	1%
Credit card	2,252	2,094	8%
Other consumer loans and leases	373	355	5%
Taxable securities	21,570	15,725	37%
Tax exempt securities	50	50	(1%)
Other short-term investments	2,324	1,677	39%

Total interest-earning assets	114,917	106,622	8%
Cash and due from banks	2,853	2,322	23%
Other assets	14,451	15,076	(4%)
Allowance for loan and lease losses	(1,504)	(1,787)	(16%)

Total assets	130,717	122,233	7%

Liabilities
Interest-bearing liabilities:
Interest checking	25,349	23,222	9%
Savings	16,386	18,816	(13%)
Money market	13,878	8,854	57%
Foreign office	1,959	1,428	37%
Other time	3,704	3,838	(3%)
Certificates—$100,000 and over	4,243	5,962	(29%)
Other	—	22	(100%)
Federal funds purchased	558	571	(2%)
Other short-term borrowings	2,006	3,310	(39%)
Long-term debt	12,277	7,504	64%

Total interest-bearing liabilities	80,360	73,527	9%
Demand deposits	31,235	29,642	5%
Other liabilities	3,913	4,873	(20%)

Total liabilities	115,508	108,042	7%
Equity	15,209	14,191	7%

Total liabilities and equity	130,717	122,233	7%

Yield Analysis
Interest-earning assets:
Commercial and industrial loans	3.29%	3.65%	(10%)
Commercial mortgage loans	3.39%	3.63%	(7%)
Commercial construction loans	3.50%	3.45%	1%
Commercial leases	3.03%	3.32%	(9%)
Residential mortgage loans	3.90%	3.92%	—
Home equity	3.71%	3.75%	(1%)
Automobile loans	2.78%	3.15%	(12%)
Credit card	9.94%	9.86%	1%
Other consumer loans and leases	37.48%	42.84%	(13%)

Total loans and leases	3.66%	3.92%	(7%)
Taxable securities	3.33%	3.09%	8%
Tax exempt securities	5.16%	5.17%	—
Other short-term investments	0.27%	0.25%	4%

Total interest-earning assets	3.53%	3.74%	(6%)
Interest-bearing liabilities:
Interest checking	0.22%	0.23%
Savings	0.10%	0.12%
Money market	0.33%	0.24%
Foreign office	0.29%	0.28%
Other time	1.03%	1.44%
Certificates—$100,000 and over	0.81%	0.84%
Other	0.02%	0.11%
Federal funds purchased	0.09%	0.12%
Other short-term borrowings	0.10%	0.18%
Long-term debt	1.90%	2.69%

Total interest-bearing liabilities	0.54%	0.56%
Ratios:
Net interest margin (taxable equivalent)	3.16%	3.35%
Net interest rate spread (taxable equivalent)	2.99%	3.18%
Interest-bearing liabilities to interest-earning assets	69.93%	68.96%

Fifth Third Bancorp and Subsidiaries

Average Balance Sheet and Yield Analysis

$ in millions, except share data

(unaudited)

	For the Three Months Ended
	September	June	March	December	September
	2014	2014	2014	2013	2013
Assets
Interest-earning assets:
Commercial and industrial loans	$41,525	$41,451	$40,409	$38,846	$38,145
Commercial mortgage loans	7,637	7,886	7,983	8,051	8,280
Commercial construction loans	1,565	1,364	1,118	955	797
Commercial leases	3,576	3,556	3,607	3,579	3,574
Residential mortgage loans	13,342	13,202	13,304	13,544	14,333
Home equity	9,009	9,101	9,194	9,296	9,432
Automobile loans	12,105	12,070	12,023	12,019	12,083
Credit card	2,295	2,232	2,230	2,202	2,140
Other consumer loans and leases	374	379	370	373	370
Taxable securities	22,594	21,706	20,385	18,383	16,590
Tax exempt securities	50	52	46	48	44
Other short-term investments	2,283	2,182	2,509	4,612	1,894

Total interest-earning assets	116,355	115,181	113,178	111,908	107,682
Cash and due from banks	2,862	2,847	2,850	2,956	2,380
Other assets	14,461	14,417	14,478	14,986	15,015
Allowance for loan and lease losses	(1,458)	(1,480)	(1,576)	(1,671)	(1,731)

Total assets	$132,220	$130,965	$128,930	$128,179	$123,346

Liabilities
Interest-bearing liabilities:
Interest checking	$24,926	$25,222	$25,911	$24,650	$23,116
Savings	15,759	16,509	16,903	17,323	18,026
Money market	15,222	13,942	12,439	11,285	9,693
Foreign office	1,663	2,200	2,017	1,717	1,755
Other time	3,800	3,693	3,616	3,529	3,676
Certificates—$100,000 and over	3,339	3,840	5,576	7,456	7,315
Other	—	—	—	—	17
Federal funds purchased	520	606	547	301	464
Other short-term borrowings	1,973	2,234	1,808	2,177	1,675
Long-term debt	13,955	12,524	10,313	9,135	7,453

Total interest-bearing liabilities	81,157	80,770	79,130	77,573	73,190
Demand deposits	31,790	31,275	30,626	30,765	30,655
Other liabilities	3,749	3,724	4,274	5,045	5,023

Total liabilities	116,696	115,769	114,030	113,383	108,868
Equity	15,524	15,196	14,900	14,796	14,478

Total liabilities and equity	$132,220	$130,965	$128,930	$128,179	$123,346

Yield Analysis
Interest-earning assets:
Commercial and industrial loans	3.25%	3.27%	3.35%	3.46%	3.49%
Commercial mortgage loans	3.34%	3.39%	3.43%	3.53%	3.60%
Commercial construction loans	3.49%	3.54%	3.48%	3.46%	3.71%
Commercial leases	2.96%	3.04%	3.09%	3.10%	3.22%
Residential mortgage loans	3.84%	3.93%	3.94%	3.88%	3.87%
Home equity	3.69%	3.71%	3.74%	3.62%	3.74%
Automobile loans	2.72%	2.77%	2.86%	2.96%	3.02%
Credit card	9.87%	10.06%	9.90%	9.90%	9.93%
Other consumer loans and leases	36.98%	35.63%	39.93%	43.19%	42.84%

Total loans and leases	3.61%	3.65%	3.72%	3.79%	3.83%
Taxable securities	3.32%	3.34%	3.33%	3.32%	3.20%
Tax exempt securities	5.34%	4.69%	5.51%	5.65%	5.08%
Other short-term investments	0.26%	0.28%	0.26%	0.26%	0.26%

Total interest-earning assets	3.49%	3.53%	3.58%	3.57%	3.68%
Interest-bearing liabilities:
Interest checking	0.22%	0.22%	0.23%	0.22%	0.23%
Savings	0.09%	0.11%	0.11%	0.11%	0.11%
Money market	0.37%	0.33%	0.28%	0.26%	0.24%
Foreign office	0.29%	0.29%	0.29%	0.27%	0.29%
Other time	1.07%	1.03%	0.99%	0.98%	1.33%
Certificates—$100,000 and over	0.96%	0.83%	0.70%	0.64%	0.74%
Other	0.00%	0.00%	0.05%	0.05%	0.08%
Federal funds purchased	0.09%	0.10%	0.10%	0.14%	0.10%
Other short-term borrowings	0.10%	0.10%	0.10%	0.15%	0.21%
Long-term debt	1.80%	1.89%	2.04%	2.32%	2.47%

Total interest-bearing liabilities	0.56%	0.54%	0.51%	0.52%	0.54%
Ratios:
Net interest margin (taxable equivalent)	3.10%	3.15%	3.22%	3.21%	3.31%
Net interest rate spread (taxable equivalent)	2.93%	2.99%	3.07%	3.05%	3.14%
Interest-bearing liabilities to interest-earning assets	69.75%	70.12%	69.92%	69.32%	67.97%

Fifth Third Bancorp and Subsidiaries

Summary of Loans and Leases

$ in millions

(unaudited)

	For the Three Months Ended
	September	June	March	December	September
	2014	2014	2014	2013	2013
Average Loans and Leases
Commercial:
Commercial and industrial loans	$41,477	$41,374	$40,377	$38,835	$38,133
Commercial mortgage loans	7,633	7,885	7,981	8,047	8,273
Commercial construction loans	1,563	1,362	1,116	952	793
Commercial leases	3,571	3,555	3,607	3,578	3,572

Subtotal—commercial	54,244	54,176	53,081	51,412	50,771
Consumer:
Residential mortgage loans	12,785	12,611	12,659	12,609	12,486
Home equity	9,009	9,101	9,194	9,296	9,432
Automobile loans	12,105	12,070	12,023	12,019	12,083
Credit card	2,295	2,232	2,230	2,202	2,140
Other consumer loans and leases	361	359	343	357	360

Subtotal—consumer	36,555	36,373	36,449	36,483	36,501

Total average loans and leases (excluding held for sale)	$90,799	$90,549	$89,530	$87,895	$87,272

Average loans held for sale	629	692	708	970	1,882
End of Period Loans and Leases
Commercial:
Commercial and industrial loans	$41,072	$41,299	$40,591	$39,316	$38,253
Commercial mortgage loans	7,564	7,805	7,958	8,066	8,052
Commercial construction loans	1,702	1,424	1,218	1,039	875
Commercial leases	3,554	3,567	3,577	3,625	3,572

Subtotal—commercial	53,892	54,095	53,344	52,046	50,752
Consumer:
Residential mortgage loans	12,941	12,652	12,626	12,680	12,534
Home equity	8,987	9,056	9,125	9,246	9,356
Automobile loans	12,121	12,050	12,088	11,984	12,072
Credit card	2,317	2,261	2,177	2,294	2,157
Other consumer loans and leases	366	370	345	364	360

Subtotal—consumer	36,732	36,389	36,361	36,568	36,479

Total portfolio loans and leases	$90,624	$90,484	$89,705	$88,614	$87,231

Core business activity	634	677	776	938	1,318
Portfolio management activity	7	5	4	6	12

Total loans held for sale	641	682	780	944	1,330
Operating lease equipment	732	667	714	730	707
Loans and Leases Serviced for Others:(a)
Commercial and industrial loans	620	649	702	685	727
Commercial mortgage loans	274	277	280	274	284
Commercial construction loans	22	39	35	43	40
Commercial leases	267	235	223	227	211
Residential mortgage loans	66,808	68,085	68,909	69,159	68,987
Automobile loans	263	297	334	370	408

Total loans and leases serviced for others	68,254	69,582	70,483	70,758	70,657

Total loans and leases serviced	$160,251	$161,415	$161,682	$161,046	$159,925

(a)	Fifth Third sells certain loans and leases and obtains servicing responsibilities

Fifth Third Bancorp and Subsidiaries

Regulatory Capital(a)

$ in millions

(unaudited)

	As of
	September	June	March	December	September
	2014	2014	2014	2013	2013
Tier I capital:
Bancorp shareholders’ equity	15,404	15,469	14,826	14,589	14,641
Goodwill and certain other intangibles	(2,484)	(2,484)	(2,490)	(2,492)	(2,492)
Unrealized (gains) losses	(301)	(382)	(196)	(82)	(218)
Qualifying trust preferred securities	60	60	60	60	810
Other	(18)	(19)	(18)	19	21

Total tier I capital	12,661	12,644	12,182	12,094	12,762
Total risk-based capital:
Tier I capital	12,661	12,644	12,182	12,094	12,762
Qualifying allowance for credit losses	1,466	1,466	1,461	1,454	1,429
Qualifying subordinated notes	2,637	2,635	2,713	2,883	2,236

Total risk-based capital	16,764	16,745	16,356	16,431	16,427

Risk-weighted assets(b)	116,920	117,117	116,622	115,969	113,801
Ratios:
Average shareholders’ equity to average assets	11.71%	11.57%	11.53%	11.51%	11.71%
Regulatory capital:
Fifth Third Bancorp
Tier I risk-based capital	10.83%	10.80%	10.45%	10.43%	11.21%
Total risk-based capital	14.34%	14.30%	14.02%	14.17%	14.43%
Tier I leverage	9.82%	9.86%	9.71%	9.70%	10.64%
Tier I common equity(c)	9.64%	9.61%	9.51%	9.45%	9.95%
Fifth Third Bank
Tier I risk-based capital	11.87%	11.79%	11.65%	11.59%	11.68%
Total risk-based capital	13.12%	13.04%	12.91%	12.94%	13.04%
Tier I leverage	10.77%	10.77%	10.84%	10.80%	11.08%

(a)	Current period regulatory capital data and ratios are estimated.
(b)	Under the banking agencies’ risk-based capital guidelines, assets and credit equivalent amounts of derivatives and off-balance sheet exposures are assigned to broad risk categories. The aggregate dollar amount in category is multiplied by the associated risk weight of the category. The resulting weighted values are added together resulting in the Bancorp’s total risk weighted assets.
(c)	The tier I common equity ratio while not required by U.S. GAAP, is considered to be an important metric with which to analyze a bank’s position. The ratio has been included herein to facilitate a greater understanding of the Bancorp’s capital structure and financial condition.

Fifth Third Bancorp and Subsidiaries

Summary of Credit Loss Experience

$ in millions

(unaudited)

	For the Three Months Ended
	September 2014	June 2014	March 2014	December 2013	September 2013
Average loans and leases (excluding held for sale):
Commercial and industrial loans	$41,477	$41,374	$40,377	$38,835	$38,133
Commercial mortgage loans	7,633	7,885	7,981	8,047	8,273
Commercial construction loans	1,563	1,362	1,116	952	793
Commercial leases	3,571	3,555	3,607	3,578	3,572
Residential mortgage loans	12,785	12,611	12,659	12,609	12,486
Home equity	9,009	9,101	9,194	9,296	9,432
Automobile loans	12,105	12,070	12,023	12,019	12,083
Credit card	2,295	2,232	2,230	2,202	2,140
Other consumer loans and leases	361	359	343	357	360

Total average loans and leases (excluding held for sale)	$90,799	$90,549	$89,530	$87,895	$87,272

Losses charged off:
Commercial and industrial loans	($62)	($36)	($100)	($78)	($52)
Commercial mortgage loans	(10)	(11)	(5)	(13)	(8)
Commercial construction loans	—	(8)	(5)	(4)	(1)
Commercial leases	—	—	—	—	—
Residential mortgage loans	(12)	(11)	(19)	(15)	(15)
Home equity	(18)	(22)	(20)	(30)	(23)
Automobile loans	(11)	(10)	(12)	(11)	(10)
Credit card	(26)	(24)	(22)	(24)	(22)
Other consumer loans and leases	(7)	(5)	(7)	(8)	(10)

Total losses	(146)	(127)	(190)	(183)	(141)
Recoveries of losses previously charged off:
Commercial and industrial loans	12	5	3	12	8
Commercial mortgage loans	5	2	2	5	6
Commercial construction loans	—	—	—	—	3
Commercial leases	—	—	—	—	—
Residential mortgage loans	3	3	4	2	3
Home equity	4	4	4	4	4
Automobile loans	4	5	4	5	4
Credit card	3	3	3	3	3
Other consumer loans and leases	—	4	2	4	1

Total recoveries	31	26	22	35	32
Net losses charged off:
Commercial and industrial loans	(50)	(31)	(97)	(66)	(44)
Commercial mortgage loans	(5)	(9)	(3)	(8)	(2)
Commercial construction loans	—	(8)	(5)	(4)	2
Commercial leases	—	—	—	—	—
Residential mortgage loans	(9)	(8)	(15)	(13)	(12)
Home equity	(14)	(18)	(16)	(26)	(19)
Automobile loans	(7)	(5)	(8)	(6)	(6)
Credit card	(23)	(21)	(19)	(21)	(19)
Other consumer loans and leases	(7)	(1)	(5)	(4)	(9)

Total net losses charged off	($115)	($101)	($168)	($148)	($109)

Net charge-off ratios:
Commercial and industrial loans	0.48%	0.30%	0.97%	0.67%	0.46%
Commercial mortgage loans	0.24%	0.44%	0.16%	0.40%	0.14%
Commercial construction loans	(0.11%)	2.26%	1.66%	1.65%	(1.16%)
Commercial leases	0.00%	0.00%	(0.03%)	(0.01%)	(0.02%)
Residential mortgage loans	0.28%	0.24%	0.49%	0.39%	0.39%
Home equity	0.63%	0.80%	0.72%	1.09%	0.79%
Automobile loans	0.24%	0.15%	0.29%	0.20%	0.19%
Credit card	3.89%	3.71%	3.41%	3.69%	3.52%
Other consumer loans and leases	8.13%	4.08%	6.58%	6.03%	9.09%

Total net charge-off ratio	0.50%	0.45%	0.76%	0.67%	0.49%

Fifth Third Bancorp and Subsidiaries

Asset Quality

$ in millions

(unaudited)

	For the Three Months Ended
	September 2014	June 2014	March 2014	December 2013	September 2013
Allowance for Credit Losses
Allowance for loan and lease losses, beginning	$1,458	$1,483	$1,582	$1,677	$1,735
Total net losses charged off	(115)	(101)	(168)	(148)	(109)
Provision for loan and lease losses	71	76	69	53	51

Allowance for loan and lease losses, ending	$1,414	$1,458	$1,483	$1,582	$1,677
Reserve for unfunded commitments, beginning	$142	$153	$162	$167	$166
Provision (benefit) for unfunded commitments	(8)	(11)	(9)	(5)	1

Reserve for unfunded commitments, ending	$134	$142	$153	$162	$167

Components of allowance for credit losses:
Allowance for loan and lease losses	$1,414	$1,458	$1,483	$1,582	$1,677
Reserve for unfunded commitments	134	142	153	162	167

Total allowance for credit losses	$1,548	$1,600	$1,636	$1,744	$1,844

Nonperforming Assets and Delinquent Loans
Nonaccrual portfolio loans and leases:
Commercial and industrial loans	$102	$103	$153	$127	$146
Commercial mortgage loans	77	86	96	90	106
Commercial construction loans	2	3	3	10	27
Commercial leases	3	2	3	3	1
Residential mortgage loans	52	56	68	83	83
Home equity	69	73	75	74	28
Automobile loans	—	—	—	—	—
Other consumer loans and leases	—	—	—	—	—

Total nonaccrual portfolio loans and leases (excludes restructured loans)	305	323	398	387	391
Restructured loans—commercial (nonaccrual)	201	202	209	228	241
Restructured loans—consumer (nonaccrual)	114	115	126	136	138

Total nonaccrual portfolio loans and leases	620	640	733	751	770
Repossessed property	19	18	6	7	7
Other real estate owned(b)	157	174	207	222	237

Total nonperforming assets(a)	796	832	946	980	1,014
Nonaccrual loans held for sale	4	5	3	6	11
Restructured loans—commercial (nonaccrual) held for sale	3	—	—	—	—

Total nonperforming assets including loans held for sale	$803	$837	$949	$986	$1,025

Restructured portfolio consumer loans and leases (accrual)	$1,610	$1,623	$1,682	$1,685	$1,694
Restructured portfolio commercial loans and leases (accrual)	$885	$914	$847	$869	$499
Ninety days past due loans and leases:
Commercial and industrial loans	$—	$—	$1	$—	$3
Commercial mortgage loans	1	—	—	—	—
Commercial construction loans	—	—	—	—	—
Commercial leases	—	—	—	—	—

Total commercial loans and leases	1	—	1	—	3

Residential mortgage loans	57	60	56	66	73
Home equity	—	—	—	—	46
Automobile loans	8	8	7	8	8
Credit card	21	26	30	29	26
Other consumer loans and leases	—	—	—	—	—

Total consumer loans and leases	86	94	93	103	153

Total ninety days past due loans and leases	$87	$94	$94	$103	$156

Ratios
Net losses charged off as a percent of average loans and leases	0.50%	0.45%	0.76%	0.67%	0.49%
Allowance for loan and lease losses:
As a percent of portfolio loans and leases	1.56%	1.61%	1.65%	1.79%	1.92%
As a percent of nonperforming loans and leases(a)	228%	228%	202%	211%	218%
As a percent of nonperforming assets(a)	178%	175%	157%	161%	165%
Nonperforming loans and leases as a percent of portfolio loans, leases and other assets, including other real estate owned(a)	0.68%	0.70%	0.82%	0.84%	0.88%
Nonperforming assets as a percent of portfolio loans, leases and other assets, including other real estate owned(a)	0.88%	0.92%	1.05%	1.10%	1.16%
Nonperforming assets as a percent of total loans, leases and other assets, including other real estate owned	0.88%	0.92%	1.05%	1.10%	1.15%
Allowance for credit losses as a percent of nonperforming assets	195%	192%	173%	178%	182%

(a)	Does not include nonaccrual loans held for sale
(b)	Excludes OREO related to government insured loans

Fifth Third Bancorp and Subsidiaries

Regulation G Non-GAAP Reconciliation

$ and shares in millions

(unaudited)

	For the Three Months Ended
	September 2014	June 2014	March 2014	December 2013	September 2013
Income before income taxes (U.S. GAAP)	$464	$606	$438	$561	$604
Add: Provision expense (U.S. GAAP)	71	76	69	53	51

Pre-provision net revenue	535	682	507	614	655
Net income available to common shareholders (U.S. GAAP)	328	416	309	383	421
Add: Intangible amortization, net of tax	1	1	1	1	1

Tangible net income available to common shareholders	329	417	310	384	422
Tangible net income available to common shareholders (annualized) (a)	1,305	1,673	1,257	1,523	1,674
Average Bancorp shareholders’ equity (U.S. GAAP)	15,486	15,157	14,862	14,757	14,440
Less: Average preferred stock	(1,331)	(1,119)	(1,034)	(703)	(593)
Average goodwill	(2,416)	(2,416)	(2,416)	(2,416)	(2,416)
Average intangible assets	(16)	(17)	(19)	(20)	(22)

Average tangible common equity (b)	11,723	11,605	11,393	11,618	11,409
Total Bancorp shareholders’ equity (U.S. GAAP)	15,404	15,469	14,826	14,589	14,641
Less: Preferred stock	(1,331)	(1,331)	(1,034)	(1,034)	(593)
Goodwill	(2,416)	(2,416)	(2,416)	(2,416)	(2,416)
Intangible assets	(16)	(17)	(18)	(19)	(21)

Tangible common equity, including unrealized gains / losses (c)	11,641	11,705	11,358	11,120	11,611
Less: Accumulated other comprehensive income	(301)	(382)	(196)	(82)	(218)

Tangible common equity, excluding unrealized gains / losses (d)	11,340	11,323	11,162	11,038	11,393
Add: Preferred stock	1,331	1,331	1,034	1,034	593

Tangible equity (e)	12,671	12,654	12,196	12,072	11,986
Total assets (U.S. GAAP)	134,188	132,562	129,654	130,443	125,673
Less: Goodwill	(2,416)	(2,416)	(2,416)	(2,416)	(2,416)
Intangible assets	(16)	(17)	(18)	(19)	(21)

Tangible assets, including unrealized gains / losses (f)	131,756	130,129	127,220	128,008	123,236
Less: Accumulated other comprehensive income / loss, before tax	(463)	(588)	(302)	(126)	(335)

Tangible assets, excluding unrealized gains / losses (g)	131,293	129,541	126,918	127,882	122,901
Total Bancorp shareholders’ equity (U.S. GAAP)	15,404	15,469	14,826	14,589	14,641
Goodwill and certain other intangibles	(2,484)	(2,484)	(2,490)	(2,492)	(2,492)
Unrealized gains	(301)	(382)	(196)	(82)	(218)
Qualifying trust preferred securities	60	60	60	60	810
Other	(18)	(19)	(18)	19	21

Tier I capital	12,661	12,644	12,182	12,094	12,762
Less: Preferred stock	(1,331)	(1,331)	(1,034)	(1,034)	(593)
Qualifying trust preferred securities	(60)	(60)	(60)	(60)	(810)
Qualifying noncontrolling interests in consolidated subsidiaries	(1)	(1)	(1)	(37)	(39)

Tier I common equity (h)	11,269	11,252	11,087	10,963	11,320
Common shares outstanding (i)	834	844	848	855	887
Risk-weighted assets, determined in accordance with prescribed regulatory requirements (j)	116,920	117,117	116,622	115,969	113,801
Ratios:
Return on average tangible common equity (a) / (b)	11.1%	14.4%	11.0%	13.1%	14.7%
Tangible equity (e) / (g)	9.65%	9.77%	9.61%	9.44%	9.75%
Tangible common equity (excluding unrealized gains/losses) (d) / (g)	8.64%	8.74%	8.79%	8.63%	9.27%
Tangible common equity (including unrealized gains/losses) (c) / (f)	8.84%	9.00%	8.93%	8.69%	9.42%
Tangible common equity as a percent of risk-weighted assets (excluding unrealized gains/losses) (d) / (j)	9.70%	9.67%	9.57%	9.52%	10.01%
Tangible book value per share (c) / (i)	$13.95	$13.86	$13.40	$13.00	$13.09
Tier I common equity (h) / (j)	9.64%	9.61%	9.51%	9.45%	9.95%

Basel III-Estimated Tier I common equity ratio
	September 2014	June 2014	March 2014	December 2013	September 2013
Tier I common equity (Basel I)	11,269	11,252	11,087	10,963	11,320
Add: Adjustment related to capital components	99	96	99	82	88

Estimated Tier I common equity under final Basel III rules without AOCI (opt out)(k)	11,368	11,348	11,186	11,045	11,408
Add: Adjustment related to AOCI	301	382	196	82	218

Estimated Tier I common equity under final Basel III rules with AOCI (non opt out)(l)	11,669	11,730	11,382	11,127	11,626

Estimated risk-weighted assets under final Basel III rules (m)	121,068	122,465	122,659	122,074	120,447

Estimated Tier I common equity ratio under final Basel III rules (opt out) (k) / (m)	9.39%	9.27%	9.12%	9.05%	9.47%
Estimated Tier I common equity ratio under final Basel III rules (non opt out) (l) / (m)	9.64%	9.58%	9.28%	9.12%	9.65%

(k)(l)	Under the final Basel III rules, non-advanced approach banks are permitted to make a one-time election to opt out of the requirement to include AOCI in Tier I common equity. Other adjustments include mortgage servicing rights and deferred tax assets subject to threshold limitations and deferred tax liabilities related to intangible assets.
(m)	Key differences under Basel III in the calculation of risk-weighted assets compared to Basel I include: (1) Risk weighting for commitments under 1 year; (2) Higher risk weighting for exposures to securitizations, past due loans, foreign banks and certain commercial real estate; (3) Higher risk weighting for mortgage servicing rights and deferred tax assets that are under certain thresholds as a percent of Tier I capital; and (4) Derivatives are differentiated between exchange clearing and over-the-counter and the 50% risk-weight cap is removed.

Fifth Third Bancorp and Subsidiaries

Segment Presentation

$ in millions

(unaudited)

For the three months ended September 30, 2014	Commercial Banking	Branch Banking	Consumer Lending	Investment Advisors	Other/ Eliminations	Total
Net interest income(a)	$423	$389	$64	$30	$2	$908
Provision for loan and lease losses	(47)	(50)	(17)	(1)	44	(71)

Net interest income after provision for loan and lease losses	376	339	47	29	46	837
Total noninterest income	218	194	70	102	(64)	520
Total noninterest expense	(322)	(393)	(115)	(111)	53	(888)

Net income before taxes	272	140	2	20	35	469
Applicable income taxes(a)	(55)	(49)	(1)	(7)	(17)	(129)

Net income	217	91	1	13	18	340
Net income attributable to noncontrolling interest	—	—	—	—	—	—

Net income attributable to Bancorp	217	91	1	13	18	340
Dividends on preferred stock	—	—	—	—	12	12

Net income available to common shareholders	$217	$91	$1	$13	$6	$328

For the three months ended June 30, 2014	Commercial Banking	Branch Banking	Consumer Lending	Investment Advisors	Other/ Eliminations	Total
Net interest income(a)	$414	$377	$65	$29	$20	$905
Provision for loan and lease losses	(40)	(47)	(13)	(1)	25	(76)

Net interest income after provision for loan and lease losses	374	330	52	28	45	829
Total noninterest income	219	170	89	101	157	736
Total noninterest expense	(330)	(384)	(164)	(111)	35	(954)

Net income before taxes	263	116	(23)	18	237	611
Applicable income taxes(a)	(49)	(41)	8	(6)	(84)	(172)

Net income	214	75	(15)	12	153	439
Net income attributable to noncontrolling interest	—	—	—	—	—	—

Net income attributable to Bancorp	214	75	(15)	12	153	439
Dividends on preferred stock	—	—	—	—	23	23

Net income available to common shareholders	$214	$75	($15)	$12	$130	$416

For the three months ended March 31, 2014	Commercial Banking	Branch Banking	Consumer Lending	Investment Advisors	Other/ Eliminations	Total
Net interest income(a)	$409	$385	$64	$32	$8	$898
Provision for loan and lease losses	(97)	(45)	(25)	—	98	(69)

Net interest income after provision for loan and lease losses	312	340	39	32	106	829
Total noninterest income	210	172	118	103	(39)	564
Total noninterest expense	(334)	(390)	(166)	(110)	50	(950)

Net income before taxes	188	122	(9)	25	117	443
Applicable income taxes(a)	(24)	(42)	3	(8)	(53)	(124)

Net income	164	80	(6)	17	64	319
Net income attributable to noncontrolling interest	—	—	—	—	1	1

Net income attributable to Bancorp	164	80	(6)	17	63	318
Dividends on preferred stock	—	—	—	—	9	9

Net income available to common shareholders	$164	$80	($6)	$17	$54	$309

For the three months ended December 31, 2013(b)	Commercial Banking	Branch Banking	Consumer Lending	Investment Advisors	Other/ Eliminations	Total
Net interest income(a)	$426	$354	$66	$45	$14	$905
Provision for loan and lease losses	(73)	(54)	(21)	—	95	(53)

Net interest income after provision for loan and lease losses	353	300	45	45	109	852
Total noninterest income	201	187	133	100	82	703
Total noninterest expense	(323)	(397)	(130)	(108)	(31)	(989)

Net income before taxes	231	90	48	37	160	566
Applicable income taxes(a)	(42)	(32)	(16)	(13)	(61)	(164)

Net income	189	58	32	24	99	402
Net income attributable to noncontrolling interest	—	—	—	—	—	—

Net income attributable to Bancorp	189	58	32	24	99	402
Dividends on preferred stock	—	—	—	—	19	19

Net income available to common shareholders	$189	$58	$32	$24	$80	$383

For the three months ended September 30, 2013(b)	Commercial Banking	Branch Banking	Consumer Lending	Investment Advisors	Other/ Eliminations	Total
Net interest income(a)	$406	$347	$76	$38	$31	$898
Provision for loan and lease losses	(39)	(50)	(20)	—	58	(51)

Net interest income after provision for loan and lease losses	367	297	56	38	89	847
Total noninterest income	216	187	136	99	83	721
Total noninterest expense	(314)	(394)	(168)	(107)	24	(959)

Net income before taxes	269	90	24	30	196	609
Applicable income taxes(a)	(53)	(31)	(9)	(10)	(85)	(188)

Net income	216	59	15	20	111	421
Net income attributable to noncontrolling interest	—	—	—	—	—	—

Net income attributable to Bancorp	216	59	15	20	111	421

Net income available to common shareholders	$216	$59	$15	$20	$111	$421

(a)	Includes taxable equivalent adjustments of $5 million for the three months ended September 30, 2014, $5 million for the three months ended June 30, 2014, $5 million for the three months ended March 31, 2014, $5 million for the three months ended December 31, 2013 and $5 million for the three months ended September 30, 2013.
(b)	Prior period balances have been adjusted for changes in the structure of the reporting units.